UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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VIRGIN MEDIA INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2007

To Our Stockholders:

The annual meeting of stockholders of Virgin Media Inc. will be held at 10:15 a.m., local time, on Wednesday, May 16, 2007, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, for the following purposes:

1.                 To elect three Class III directors to hold office until the annual meeting of stockholders that is to be held in 2010 and until their respective successors are duly elected and qualify;

2.                 To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2007;

3.                 To approve the Virgin Media 2007 Sharesave Plan; and

4.                 To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Holders of our common stock as of the close of business on April 10, 2007 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the annual meeting. The stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at our principal executive offices at 909 Third Avenue, Suite 2863, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to complete the enclosed proxy and return it in the postage-paid envelope that we have also enclosed. You may revoke any proxy given by you at any time prior to exercise of the proxy.

Our annual report for 2006 is being mailed together with this proxy material.

By order of the Board of Directors,

James F. Mooney
Chairman
New York, New York
April 13, 2007

i

VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863
New York, New York 10022

PROXY STATEMENT

(Proxy statement and form of proxy first mailed to stockholders on or about April 16, 2007)

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 10:15 a.m., local time, on Wednesday, May 16, 2007 at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournments or postponements of that meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

In order to conduct business at the annual meeting, the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. The board of directors urges you to complete the proxy, fill in the date and return it immediately to the office of the corporate secretary to ensure a quorum and to avoid expenses and delay.

Holders of our common stock at the close of business on April 10, 2007 will be entitled to vote at the annual meeting and at any adjournments or postponements of the annual meeting. At the close of business on March 31, 2007, we had 326,599,980 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

Each properly executed proxy will be voted in accordance with the instructions marked on it. Your proxy is revocable on written instruction from you. Your written instruction should be signed in the same manner as your original proxy. You may also revoke your proxy by submitting another properly signed proxy with a more recent date. Your revocation must be received by the office of the corporate secretary before voting is conducted on the matter with respect to which your proxy is to be exercised. If you attend the annual meeting, you may revoke your proxy by voting in person.

The solicitation of proxies will generally be by mail. In some instances, solicitation may be made by telephone or facsimile. We will pay all expenses of soliciting proxies, including clerical work, printing and postage. We will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies. The solicitation of proxies may be done by our directors, officers and other employees. We have also retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500, plus reasonable expenses.

Our company was formerly known as NTL Incorporated and, prior to that, as Telewest Global, Inc. On March 3, 2006, Telewest Global, Inc. and NTL Incorporated completed a merger transaction structured as a reverse acquisition (the “Merger”). Upon completion, Telewest Global, Inc. (“Telewest”) changed its name to NTL Incorporated (“New NTL”). The old NTL Incorporated, which had become a subsidiary of New NTL, changed its name to NTL Holdings Inc. (“Old NTL”). On February 6, 2007, New NTL changed its name to Virgin Media Inc. (“Virgin Media”) and Old NTL changed its name to Virgin Media Holdings Inc. (“Virgin Media Holdings”). In this proxy statement, references to the Company, “us”, “our”, “we” and similar words refer to Virgin Media but all historical information prior to the Merger is provided for Old NTL as if Old NTL had been the acquiror.

As a result of the Merger, the share capitalization of New NTL (now known as Virgin Media) was changed so that each share of Old NTL was converted into the right to receive 2.5 shares of Virgin Media stock. Each share of Telewest common stock outstanding prior to the merger was reclassified into (i) 0.2875 shares of Virgin Media stock following the Merger and (ii) one share of Telewest redeemable common stock that was automatically redeemed at the time of the Merger for $16.25 in cash. We have adjusted all share, option, exercise price and other historical data contained in this proxy statement to show the figures taking into account the conversion of shares in the Merger.

Unless otherwise noted, all amounts in this proxy statement translated from pounds sterling to U.S. dollars have been translated at a rate of $1.8429 per £1.00, which is the average annual exchange rate for the year used by the Company in its 2006 audited financial statements.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors Proposal

The first proposal is to elect three directors to hold offices until the annual meeting of stockholders that is to be held in 2010 and until their respective successors are duly elected and qualify.

Board of Directors

Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are William R. Huff, Gordon D. McCallum, James F. Mooney and George R. Zoffinger and their terms terminate on the date of our 2008 annual meeting of stockholders. Our Class II Directors are Edwin M. Banks, Stephen A. Burch and Charles K. Gallagher and their terms terminate on the date of our 2009 annual meeting of stockholders. Our Class III Directors are Jeffrey D. Benjamin, William J. Connors and David Elstein and their terms will terminate on the date of this year’s annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

Messrs. Benjamin and Elstein, whose terms expire at this annual meeting, are each nominated for re-election at this annual meeting and, if elected, their new terms of office will expire at the annual meeting of stockholders to be held in 2010, or until their successors are elected and qualified. Mr. Connors’ term expires at this annual meeting and he has informed us that he did not wish to be considered for renomination. The board of directors has determined to reduce the size of the board from ten members to nine members to be effective at the annual meeting. In order to have three directors in each class of directors, the board is nominating Mr. McCallum for election as a Class III Director, as described below.

In connection with the license agreement entered into with Virgin Enterprise Limited on April 3, 2006 (the “Virgin License Agreement”), which provides for us to license the “Virgin” name and trademark in our business, Virgin Enterprise Limited had the right to propose a candidate to our nominating sub-committee to fill a single new seat on our board. Virgin Enterprises Limited proposed Mr. McCallum and he was appointed to our board as a Class I Director on September 11, 2006. Mr. McCallum is nominated for election as a Class III Director at this annual meeting and will tender his resignation as a Class I Director, effective on his election as a Class III Director. His new term of office as a Class III Director will expire at the annual meeting of stockholders to be held in 2010. If he is not elected as a Class III Director, he will remain as a Class I Director.

Information regarding the nominees for election at the meeting, including present business experience and business experience during the past five years, follows:

Nominees for Directors for Terms Expiring in 2010

Jeffrey D. Benjamin

Mr. Benjamin, age 45, has been a director since January 10, 2003. He is currently a senior advisor to Apollo Management, LP, a private investment fund, and has held that position since September 2002. From June 1998 to September 2002, Mr. Benjamin was employed by Libra Securities LLC, an investment banking firm, and its predecessors in various positions including co-chief executive officer. Mr. Benjamin currently serves on the boards of directors of Exco Resources, Inc., Goodman Global, Inc. and Dade Behring Holdings Inc.

David Elstein

Mr. Elstein, age 62, has been a director since January 10, 2003. Since January 1982, he has owned Brook Productions Ltd., a television consulting and production company. He is currently the chairman of the British Screen Advisory Council, the Broadcasting Policy Group, Screen Digest Ltd, XSN plc, DCD plc, Luther Pendragon Holdings and Sparrowhawk Investments Ltd. He is vice-chairman of Hardt Group (UK) Ltd and a non-executive director of Escaline SARL. He is a visiting professor of broadcasting at Stirling University. From 1996 to 2000, Mr. Elstein was chief executive officer of Channel 5 Broadcasting Ltd. in Britain. From 1993 to 1996, he was Head of Programming at BSkyB plc and, prior to that time, Director of Programmes at Thames Television plc.

Gordon D. McCallum

Mr. McCallum, age 47, has been a director since September 11, 2006. Since January 1998, he has been Group Strategy Director of Virgin Management, Virgin’s U.K.-based management services company providing corporate services and general management oversight of Virgin’s investment portfolio. Prior to that, he worked for Virgin Management as a freelance consultant. From 1990 to 1995, he was a management consultant for McKinsey & Co. in the U.S., and from 1983 to 1987, he was an investment banker for Baring Brothers in London and Asia. Mr. McCallum was proposed by Virgin Enterprises Limited as its director candidate for nomination pursuant to the Virgin License Agreement.

Information regarding directors not standing for election at the meeting, including present business experience and business experience during the past five years, follows:

Continuing Directors Whose Terms Expire in 2008

William R. Huff

Mr. Huff, age 57, has been a director since January 10, 2003. He served as our interim chairman of the board of directors from January to March 2003, when Mr. Mooney became chairman. Mr. Huff is the president of the managing member of W.R. Huff Asset Management Co., L.L.C., an investment management firm. Mr. Huff founded W.R. Huff Asset Management Co., L.L.C. in 1984. W.R. Huff Asset Management’s managed accounts and affiliates collectively constitute one of our principal stockholders.

Gordon D. McCallum

Mr. McCallum is presently a Class I Director. Mr. McCallum is nominated for election as a Class III Director at this annual meeting and will tender his resignation as a Class I Director, effective on his election as a Class III Director. His new term of office as a Class III Director will expire at the annual meeting of stockholders to be held in 2010. If he is not elected as a Class III Director, he will remain as a Class I Director. See “—Nominees for Directors for Terms Expiring in 2010—Gordon D. McCallum.”

James F. Mooney

Mr. Mooney, age 52, has been a director since March 2003 and is the chairman of the board. He has been the chairman since March 2003. From April 2001 to September 2002, Mr. Mooney was the executive vice president and chief operating officer of Nextel Communications Inc. Prior to joining Nextel, from January 2000 to January 2001, Mr. Mooney was first the chief financial officer, then the chief executive officer and chief operating officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., EBay Inc. and Benchmark Capital. From April 1999 to January 2000, Mr. Mooney was the chief financial officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as the chief financial officer of the Americas. Mr. Mooney also is the chairman of RCN Corporation, a telecommunications service provider based in the U.S., and a director of Sirius Satellite Radio.

George R. Zoffinger

Mr. Zoffinger, age 59, has been a director since January 10, 2003. Since March 2002, he has been the president and chief executive officer of the New Jersey Sports and Exposition Authority. From March 1998 to March 2002, he served as president and chief executive officer of Constellation Capital Corporation, a financial services company. From October 1995 to February 1998, he served as president and chief executive officer of Value Property Trust, a publicly owned real estate investment trust. Mr. Zoffinger served as chairman of CoreStates New Jersey National Bank from 1994 to December 1996 and as president and chief executive officer of Constellation Bancorp from 1991 to 1994. Further, Mr. Zoffinger was the commissioner of commerce and economic development for the State of New Jersey in 1990. Mr. Zoffinger is currently a director of New Jersey Resources Inc. and Florida East Coast Industries.

Continuing Directors Whose Terms Expire in 2009

Edwin M. Banks

Mr. Banks, age 44, has been a director since May 7, 2003. Since October 2006, he has been the Founder of Washington Corner Capital Management, LLC, an investment management firm. From 1998 to October 2006, Mr. Banks served as a Portfolio Manager for W.R. Huff Asset Management Co., L.L.C. Mr. Banks is currently a director of CKX, Inc. and CVS/Caremark Corp.

Stephen A. Burch

Mr. Burch, age 57, has been a director and our president and chief executive officer since January 16, 2006. Prior to joining us, Mr. Burch spent his entire 26 year career in the cable sector, working for 17 years at Comcast Corporation. During his tenure at Comcast, Mr. Burch held positions ranging from general manager to President—Atlantic Division, a post he held for five years. Mr. Burch was instrumental in the integration of Comcast’s acquisition of AT&T Broadband. In his previous role at Comcast, Mr. Burch held full responsibility for his division’s operations, including finance, customer service, human resources, marketing, legal, technical operations and engineering.

Charles K. Gallagher

Mr. Gallagher, age 41, has been a director since August 2003. Since September 2001, he has served as chief financial officer of Viewpointe Archive Services, a joint venture among Bank of America, JP Morgan Chase & Co., U.S. Bancorp, SunTrust Banks, Inc., Wells Fargo and IBM that engages in the imaging and archiving of digital copies of checks. From February 2000 to June 2001, Mr. Gallagher served first as vice president and controller, and then chief financial officer of Tradeout Inc. Before joining Tradeout Inc., from August 1999 to January 2000, Mr. Gallagher served as vice president and controller of Baan

Company. From 1985 to 1999, Mr. Gallagher held a number of positions with IBM Corporation, including his last position as chief financial officer of its small and medium business segment of North America.

Director Whose Term Expires in 2007

William J. Connors

Mr. Connors, age 37, has been a director since March 3, 2006. Prior to that he was a director of Telewest from November 26, 2003 to March 3, 2006. From 1992 to October 2006, Mr. Connors was a Portfolio Manager for W.R. Huff Asset Management Co., L.L.C. He was also Chief Investment Officer of WRH Global Securities, LP. He is a Chartered Financial Analyst.

Executive Officers Who Are Not Directors

A description of our executive officers who are not directors, including present business experience and business experience during the past five years, follows:

Neil A. Berkett

Mr. Berkett, age 51, became our chief operating officer on September 26, 2005. Prior to that, Mr. Berkett was Managing Director, Distribution at Lloyds TSB since 2003. From 2002 to 2003, he was chief operating officer of Prudential Assurance Company Limited. From 1997 to 2002, he was a principal at Marsh Mill Consulting Ltd, and from 1998 to 2002, he was also chief executive of Trek Investco Ltd.

Robert C. Gale

Mr. Gale, age 47, became our vice president—controller on June 17, 2003. In October 2000, he was appointed as group director of financial control for our U.K. operations. Mr. Gale joined us in May 2000 from Cable & Wireless Communications plc, where he was head of finance for the ConsumerCo business. He had joined Cable & Wireless in January 1998. From 1995 to 1997, Mr. Gale was chief financial officer of ComTel, a cable operator subsequently acquired by us. Between 1989 and 1995, Mr. Gale was group financial controller at TVS Entertainment PLC, a U.K. television broadcaster and program producer. Mr. Gale is a chartered accountant and worked for KPMG at its London office between 1981 and 1989.

Bryan H. Hall

Mr. Hall, age 44, became our secretary and general counsel on June 15, 2004. From September 2000 to June 2004, Mr. Hall was a partner in the corporate department of the law firm Fried, Frank, Harris, Shriver & Jacobson LLP in New York, specializing in public and private acquisitions and acquisition financings. Mr. Hall joined Fried Frank in July 1997 as an associate attorney. Mr. Hall is an attorney licensed to practice in the State of New York.

Jacques D. Kerrest

Mr. Kerrest, age 60, became our chief financial officer on September 20, 2004. From June 2003 to August 2004, Mr. Kerrest was the managing director and chief financial officer of Equant N.V., a provider of global communications services for multinational businesses. From August 1997 to May 2003, Mr. Kerrest was the senior vice president and chief financial officer of Harte-Hanks, Inc., a direct marketing services firm based in Texas. From August 1995 to July 1997, Mr. Kerrest served as the chief financial officer of the Chancellor Broadcasting Company, a radio broadcasting services company based in Texas, and took the company through its initial public offering. From 1993 to July 1995, Mr. Kerrest was the chief financial officer of Positive Communications, Inc., a provider of wireless messaging products.

Malcolm Wall

Mr. Wall, age 50, became the chief executive officer of our content division on March 3, 2006. Prior to that, he was the chief executive officer of content at Telewest since January 31, 2006. Mr. Wall served as chief operating officer at United Business Media plc from 2001 to 2005. Prior to that, he was chief executive officer of United Broadcasting and Entertainment Ltd from 1996 to 2000.

Independence of Directors

Our board of directors currently consists of ten members, but effective as of the annual meeting, the number will be reduced to nine members. The board has surveyed each of our directors and has determined that, other than Messrs. Burch, Huff, McCallum and Mooney, each director is independent within the meaning of the Nasdaq Global Select Market listing standards. Messrs. Duffy and Stenham were not considered to be independent while they served on our board.

Meetings of the Board of Directors

During the year ended December 31, 2006, the board of directors held twelve meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on two occasions. All directors attended, in the aggregate, 75% or more of all board meetings and of all meetings of committees of which they were a member during the period for which they were a director, other than Mr. Huff who attended 69%.

Compensation of Directors

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. We reimburse our directors for out-of-pocket expenses related to attending meetings of our board of directors and committees. Our non-employee board members are paid quarterly based on an annual fee of £50,000, which is paid in U.S. dollars (converted at an average exchange rate for the relevant quarter) to our directors who are based in the United States. Our directors who are our employees do not receive additional compensation for their service as a member of our board of directors. The chairman of our audit committee receives an additional fee of $20,000 per year and the chairman of our compensation committee receives an additional fee of $15,000 per year.

As adjusted for the conversion of shares in the Merger, in 2003, we granted each of our non-employee board members who were then in office options to purchase 187,500 shares of our common stock at the time of their election to our board. Except in the case of Charles K. Gallagher, these options have an exercise price of $6 per share. Mr. Gallagher’s options have an exercise price of $16.00 per share. These director options vested in equal installments on the first three anniversaries of the date of grant and fully vested in 2006. At the March 16, 2006 board meeting, each non-employee board member who was then in office was granted options to purchase an additional 187,500 shares. These options have an exercise price of $29.06 and vest in equal installments on the first three anniversaries of the grant date. Consequently, 62,500 of these options vested for each non-employee board member in March 2007. These options are intended to reward the non-employee directors for the significant time and attention required of them in connection with the integration of the businesses of NTL and Telewest and our other business activities, to encourage them to remain on the board and to provide them with appropriate incentives to increase the value of the Company to its stockholders. Messrs. Burch, Duffy, Mooney and Stenham were employees and accordingly did not receive these awards.

Director Summary Compensation Table

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended December 31, 2006. Unless otherwise noted, all amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.8429 per £1.00.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edwin M. Banks	$106,052	—	$749,128	—	—	$1,835	$857,015
Jeffrey D. Benjamin	97,302	—	723,628	—	—	—	820,930
William J. Connors	77,944	—	3,253,293	—	—	—	3,331,237
David Elstein	92,145	—	723,628	—	—	—	815,773
Charles K. Gallagher	114,177	—	850,927	—	—	1,003	966,107
William R. Huff	94,177	—	723,628	—	—	—	817,805
Gordon D. McCallum	28,021	—	—	—	—	—	28,021
George R. Zoffinger	94,177	—	723,628	—	—	—	817,805

(1)          Messrs. Burch, Duffy, Mooney and Stenham are not included in this table as they were our employees and therefore received no compensation for their services as directors. The compensation received by Messrs. Burch, Duffy, Mooney and Stenham are shown under the “Summary Compensation Table” in this proxy statement.

(2)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments”, or FAS 123(R), and therefore may include amounts from awards granted in and prior to 2006. As of December 31, 2006, each director had the following aggregate number of options outstanding: Mr. Banks—375,000; Mr. Benjamin—375,000; Mr. Connors—393,013 (including his Telewest options which were converted to 205,513 Virgin Media options at the time of the Merger); Mr. Elstein—375,000; Mr. Gallagher—375,000; Mr. Huff—375,000; and Mr. Zoffinger—375,000.

(3)          The board of directors held a meeting in 2006 in San Juan, Puerto Rico and spouses and partners of directors were invited to attend. The figure includes the cost of airfare travel for the director’s spouse or partner.

Staggered Board

Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are William R. Huff, Gordon D. McCallum, James F. Mooney and George R. Zoffinger and their terms terminate on the date of our 2008 annual meeting of stockholders. Our Class II Directors are Edwin M. Banks, Stephen A. Burch and Charles K. Gallagher and their terms terminate on the date of our 2009 annual meeting of stockholders. Our Class III Directors are Jeffrey D. Benjamin, William J. Connors and David Elstein and their terms will terminate on the date of this year’s annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. Effective as of the annual meeting, the size of the board will be reduced from ten members to nine members.

Board of Directors Committees

The board of directors has an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, a compensation committee and an executive committee. Our executive committee has a nominating sub-committee. From time to time the board of directors may establish other committees as it deems necessary.

Audit Committee

The audit committee of the board of directors reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters. The current members of the audit committee are Charles K. Gallagher, who is its chairman, Jeffrey D. Benjamin, David Elstein and George R. Zoffinger. The board of directors has affirmatively determined that Mr. Gallagher satisfies the definition of “audit committee financial expert” for purposes of the Exchange Act and the Nasdaq Global Select Market listing standards. The members of the audit committee are independent within the meaning of the Nasdaq Global Select Market listing standards currently applicable to us. The audit committee held nine meetings during 2006. Mr. Benjamin was added as a committee member on March 16, 2006. Our board of directors has adopted a written charter for the audit committee. A copy of the audit committee charter is attached to this proxy statement as Appendix A.

Compensation Committee

The compensation committee determines the annual compensation for our executive officers. The compensation committee consists of Edwin M. Banks, who is its chairman, David Elstein and George R. Zoffinger. The members of the compensation committee are independent within the meaning of the Nasdaq Global Select Market listing standards. Both prior to and following the Merger, the compensation committee has served as the compensation and option committee under the Virgin Media Inc. 2006 Stock Incentive Plan (which is the former NTL Incorporated 2006 Stock Incentive Plan), the Amended and Restated Virgin Media 2004 Stock Incentive Plan (which is the former NTL Incorporated 2004 Stock Incentive Plan), and the Virgin Media Inc. 2004 Stock Incentive Plan (which is the former Telewest Global, Inc. 2004 Stock Incentive Plan). The compensation committee held nine meetings during 2006 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on one occasion. A copy of the compensation committee charter is attached to this proxy statement as Appendix B.

Executive Committee

The executive committee is responsible for recommending individuals to serve on the board of directors and as our executive officers, advising the board with respect to the board’s committees and other structural issues, overseeing our management, approving budgets and recommending other changes in our management, operations, strategy and business. The executive committee consists of William R. Huff, who is its chairman, Edwin M. Banks, James F. Mooney and George R. Zoffinger. On March 15, 2004, we established a sub-committee of the executive committee to serve as the nominating committee. Further information regarding the nominating sub-committee is provided below. The executive committee held one meeting during 2006 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on one occasion. The executive committee held one additional meeting in 2006 through a sub-committee.

Nominating Sub-Committee

Our nominating committee is a sub-committee of the executive committee. The sub-committee members are Edwin M. Banks, who is its chairman, and George R. Zoffinger, each of whom is independent within the meaning of the Nasdaq Global Select Market listing standard. The nominating sub-committee considers and recommends nominees for election to the board, consistent with the board’s criteria for selecting new directors and independence requirements imposed by law and the Nasdaq Global Select Market listing standards. In addition, the nominating sub-committee will review the suitability for continued service of each existing director when their term expires or there is a significant change in their status, including their outside employment. The nominating sub-committee held two meetings during 2006. A copy of the nominating sub-committee charter is attached to this proxy statement as Appendix C.

The nominating sub-committee will consider recommendations for director nominees proposed by directors, management or stockholders. Stockholders may recommend nominees by giving timely notice of such recommendation in proper written form to our corporate secretary at Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022. You must be one of our stockholders of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the relevant meeting. On occasion, the nominating sub-committee may consider retaining a third party to identify candidates and would, in such circumstances, pay an appropriate fee to the third party for that service. The nominating sub-committee did not engage a third party for that purpose during 2006 or in connection with the nomination of directors for election at that year’s annual meeting of stockholders.

In evaluating nominees, the nominating sub-committee will generally consider the current size and composition of the board, including the current number of independent directors and whether there is a vacancy on the board. The nominating sub-committee will also consider the skills and experience of the existing directors and the nominee relative to our business and its needs, the nominee’s individual reputation for integrity, honesty and adherence to high ethical standards, the nominee’s demonstrated business acumen and ability to exercise sound judgments that relate to our current and long-term objectives, the nominee’s ability to act in the interests of all stockholders and the presence or absence of conflicts of interest that would or might impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. There is no difference in the evaluation of a nominee recommended by board members, management or stockholders.

Stockholder Proposals

Pursuant to the advance notice requirements set forth in Article II, Section 5 of our by-laws, in the case of a stockholder recommendation for an annual meeting, we will consider the notice timely if we receive such notice not less than 75 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs.

In the case of a stockholder recommendation for a special meeting called for the purpose of electing directors, we will consider the notice timely if we receive such notice not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made.

The stockholder’s notice must set forth as to each person the stockholder proposes to nominate for election as a director:

•       the name, age, business address and residence address of the person;

•       the principal occupation or employment of the person;

•       the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and

•       any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

As to the stockholder giving the notice, the notice should set forth:

•       the name and record address of the stockholder proposing the nomination;

•       the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder;

•       a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

•       a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•       any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

The notice must be accompanied by a written consent of each proposed nominee to being named or referred to in our proxy statement as a nominee of the board of directors and to serve as a director if elected. We may require any proposed nominee to furnish other information (which may include meetings to discuss the information) as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as one of our directors.

No person is eligible for election as one of our directors unless they have been nominated in accordance with the procedures set forth in Article II, Section 5 of our by-laws and summarized above. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of Section 5, and if the officer shall also determine, the officer shall so declare to the meeting that the defective nomination be disregarded.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board consists of Edwin M. Banks, who is its chairman, David Elstein and George R. Zoffinger. None of the members of the compensation committee has, at any time, been an officer or employee of ours. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company nor has any relationship existed in the past.

Stockholder Communications with the Board of Directors

Stockholders, employees and members of the public generally are encouraged to communicate to management, or directly to any member of the board, any concerns which they may have about us, our management, business activities, practices or conduct, although the board believes that communications regarding auditing matters, our accounting practices, internal controls and compliance with ethical standards are best directed to the chairman of the audit committee.

Communications may be addressed to any director or member of management, c/o Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022. The identity of persons expressing concerns that are critical of our board, management or us, or that relate to violations of law or ethical standards of conduct, will be treated as confidential except to the extent necessary to evaluate and, if appropriate, investigate and address the questions or concerns raised. There will be no retaliation taken against persons who raise questions or concerns about us lawfully and in good faith.

Code of Ethics

We have adopted a code of ethics for our senior executive and financial officers. Our code of ethics establishes policies to promote honest and ethical conduct and to deter wrongdoing, including policies governing actual or apparent conflicts of interest, compliance with laws and prompt internal reporting for violations.

Our code of ethics is posted on our website at www.virginmedia.com. In the event that we amend our code of ethics or grant a waiver from its restrictions to a person covered by the code of ethics, we will provide this information on our website within four business days following the date of the amendment or waiver.

Director Attendance at Annual Meetings of Stockholders

We encourage all of our directors to attend the annual meeting of stockholders. Nine of our directors attended the annual meeting held in 2006.

Stockholder Approval

Directors are elected by a plurality of the votes cast by the holders of shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent “FOR” the election of each of Messrs. Benjamin, Elstein and McCallum. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The board of directors recommends that stockholders vote “FOR” the election of each of the nominees to the board of directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The second proposal is to ratify the appointment by the audit committee of Ernst & Young LLP as the independent auditors for the fiscal year ending December 31, 2007.

Subject to ratification by the stockholders, the audit committee is reappointing Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007.

Representatives of the firm of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

Ernst & Young LLP are our principal accountants. We provide in the table below an analysis of the fees billed to us by Ernst & Young LLP in each of the two years ended December 31, 2006 (in millions). All amounts in this table that originated in pounds sterling in respect of 2006 have been translated  into U.S. dollars at a rate of $1.8429 per £1.00 and in respect of 2005 have been translated at a rate of $1.8200  per £1.00.

	December 31,
	2006	2005
	(in millions)
Audit fees	$10.9	$6.6
Audit-Related fees	0.7	0.8
Tax fees	6.5	7.1
All other fees	—	—
	$18.1	$14.5

Audit fees.   Audit fees represent the aggregate fees incurred for services provided to us by Ernst & Young LLP for the audit of our annual financial statements included in our Form 10-K, the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, the quarterly review of financial statements included in our Forms 10-Q, the statutory audits of the financial statements of our affiliates and subsidiaries as required under the U.K. Companies Act, the provision of reports provided to support statutory declarations made in connection with the U.K. financial assistance rules and services provided in connection with various regulatory filings in connection with the Merger and the acquisition of Virgin Mobile (UK) Holdings plc (the “Acquisition”) including the provision of comfort and consent letters.

Audit-Related fees.   Audit-Related fees represent the aggregate fees incurred for assurance and related services by Ernst & Young LLP that are related to the audit or review of our financial statements. Audit-Related services included advisory services provided in connection with the Merger and the Acquisition, including due diligence reviews.

Tax fees.   Tax fees represent the aggregate fees incurred for professional services rendered by Ernst & Young LLP for tax compliance and tax advice. Tax services included compliance work regarding the preparation and filing of our U.S. tax returns, advice on various employee tax matters and advising on tax issues arising from our bankruptcy and in relation to various corporate transactions, including the Merger and the Acquisition and related financing arrangements.

All Other fees.   All other fees represent the aggregate fees billed for all other products and services provided by Ernst & Young LLP. There were no such products and services provided for the years ended December 31, 2006 or 2005.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee’s policy on pre-approval requirements for audit and non-audit services provided to us by our independent registered public accounting firm was amended in March 2007 and is summarized as follows:

•       Annually, the Audit Committee will agree on the scope and terms, including the fees, of the engagement for the services to be provided by the Auditors as part of the recurring annual audit of the Company (“Annual Audit Services”). The services included as part of the Annual Audit Services include: the audit of the Company’s consolidated financial statements and its internal control over financial reporting; the audit of the separate financial statements of South Hertfordshire United Kingdom Fund, Ltd (“South Herts”), Virgin Media Investment Holdings Limited and Subsidiaries (“VMIH”), Virgin Media Finance PLC and any other subsidiaries or affiliates which may require audits in relation to securities issued or to be issued, including, if required, the audits of their internal control over financial reporting; the review of interim unaudited financial statements of the Company and the separate interim unaudited financial statements of South Herts and VMIH and any other subsidiaries or affiliates which may require reviews in relation to securities issued or to be issued; and the statutory audits of the financial statements of the Company’s subsidiaries and affiliates.

•       Annually, the Audit Committee will pre-approve, on a category basis, additional audit services, such as correspondence with regulatory agencies, consents to registration statements, comfort letters, and other financial reports required by regulatory bodies (“Additional Audit Services”).

•       Quarterly, the Audit Committee will pre-approve, on an engagement specific basis, the Audit-Related services, Tax services and Other services for permissible services as set forth in the pre-approval policy, plus any additional categories of Additional Audit Services not included in the annual pre-approval (collectively, inclusive of those additional categories of Additional Audit Services, “Permitted Services”) to be provided by the Auditors to the Company in respect of Permitted Services which are expected to commence during the following three months. Each request for pre-approval of Permitted Services will be accompanied by an estimate of the related fee although such fee estimate will not represent the maximum fee that may be incurred unless the Audit Committee expressly requests that a limit be imposed in respect of a specific service.

•       Between meetings, the Chairman of the Audit Committee has delegated authority to pre-approve Services within the scope of Permitted Services on an ad-hoc basis to meet specific needs with estimated fees of up to £100,000 per engagement. The Chairman will report any such services approved in this manner to the next meeting.

•       The Audit Committee will be informed routinely as to the audit and non-audit services actually provided by the Auditors pursuant to this policy, including details of the fees billed for such services.

Stockholder Approval

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The board of directors recommends that stockholders vote for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm “FOR” the fiscal year ending December 31, 2007.

PROPOSAL 3

APPROVAL OF THE VIRGIN MEDIA 2007 SHARESAVE PLAN

Our board of directors adopted the 2004 NTL Incorporated Sharesave Plan, which we refer to as the 2004 Sharesave Plan, on May 6, 2004. The 2004 Sharesave Plan was approved by our shareholders at our 2004 annual meeting but has never been implemented. The board is recommending that shareholders approve the Virgin Media 2007 Sharesave Plan (which is to take substantially the same form as the 2004 Sharesave Plan, and which we refer to as the 2007 Sharesave Plan) at the annual meeting.

The 2007 Sharesave Plan is a broadly based stock option arrangement. This means that when our board of directors chooses to operate the 2007 Sharesave Plan, all eligible individuals have to be invited to participate.

We believe that the 2007 Sharesave Plan will encourage stock ownership by employees generally and will provide an important incentive to them.

It is intended that the 2007 Sharesave Plan will qualify for approval by the U.K. HM Revenue & Customs under Schedule 3 of the Income Tax (Earnings and Pensions) Act 2003. Accordingly, our board of directors will adopt the plan rules on the basis that they will make such amendments as are (i) necessary to obtain U.K. HM Revenue & Customs approval and (ii) considered necessary or desirable in relation to the operation of the 2007 Sharesave Plan.

A summary of the principal features of the 2007 Sharesave Plan is provided below, but is qualified in its entirety by reference to the full text of the 2007 Sharesave Plan which is attached to this proxy statement as Appendix D and to any amendments required for HM Revenue & Customs approval and/or necessary or desirable in relation to the operation of the 2007 Sharesave Plan.

Eligible Individuals

Whenever the 2007 Sharesave Plan is operated, certain individuals have to be invited to participate. We intend initially to extend eligibility under the 2007 Sharesave Plan to our employees who are U.K. tax residents. However, other groups of employees may be invited to participate in the future. As of December 31, 2006, we employed approximately 17,000 U.K. tax residents.

Shares Available for Issuance

An aggregate of 3.0 million shares are available for issuance pursuant to the 2007 Sharesave Plan. Upon any capitalization event, the number of shares that are subject to an option and/or the exercise price thereof may be adjusted in such manner as the compensation committee confirms to be fair and reasonable.

Under the terms of the 2007 Sharesave Plan, participants enter into savings contracts under which they agree to have amounts deducted from their net salary each month. These sums are held within special savings accounts that are operated by an appointed independent savings carrier. A participant’s option can only be exercised to the extent possible using the proceeds of his or her savings account plus interest as specified by law. There is a monthly maximum and minimum limit on the amount that a participant can save under savings contracts. Under current U.K. legislation, savings must be at least £5 per month and cannot exceed £250 per month. Within these amounts the board of directors can specify different maximum and minimum limits.

Administration of the 2007 Sharesave Plan

The 2007 Sharesave Plan will be administered by our compensation committee, by another committee appointed by the compensation committee or by the board of directors, which we collectively refer to as the committee. The independent savings carrier will also be involved in administering the plan.

The committee has the general authority to exercise all powers necessary or advisable to administer the 2007 Sharesave Plan (subject to what is permitted under the plan rules) including the authority to:

•       issue invitations and grant options under the 2007 Sharesave Plan;

•       interpret the 2007 Sharesave Plan;

•       determine who will receive invitations under the 2007 Sharesave Plan, determine the types and terms and conditions of invitations made and options granted;

•       prescribe, amend and rescind rules and regulations relating to the 2007 Sharesave Plan; and

•       make all determinations, interpretations and decisions relating to the 2007 Sharesave Plan and options granted thereunder.

All decisions made by the committee are final, binding and conclusive.

Sharesave Options

Terms

The committee can generally determine the exercise price of options granted under the 2007 Sharesave Plan. However, the exercise price of options granted under the plan cannot be less than 80% of the fair market value of a share at the time invitations are issued. Individuals can be invited to take out savings contracts that last for 3, 5 or 7 years. Under a 3 or 5 year contract, savings are made for 3 and 5 years, respectively. Under a 7 year contract, savings are made for 5 years but are left within the account for a further 2 years. At the end of the savings contract, participants receive interest in the form of a tax-free bonus.

Payment of Option Price

A sharesave option can only be exercised using the proceeds of the participant’s savings contract. This will be the combination of his or her savings and the tax-free bonus payable to him or her. A participant is free to withdraw his or her savings at any point; however, if he or she does so, his or her corresponding option will lapse. Similarly, a participant’s option will lapse if he or she misses more than six monthly contributions. The exercise price may be in U.S. dollars or pounds sterling to be determined by the committee and the shares subject to an option will be such number as can be bought at the bonus date and, if the exercise price is in U.S. dollars, following the conversion of the repayment under the savings contract into U.S. dollars.

A participant may exercise his or her options during the period of six months from the maturity of his or her savings contract. If the participant does not want to exercise his or her option, he or she can instead take his or her savings and tax-free bonus and allow his or her option to lapse.

Termination of Employment

Sharesave options will be treated as follows upon termination of a participant’s employment:

•       Termination due to death, injury, disability, redundancy or retirement: a participant may exercise his or her options until six months following the termination of employment (twelve months if termination is due to death) or the expiration of the term of the option, whichever comes first; options can only be exercised to the extent of the proceeds of the savings contract at that point;

•       Termination due to a change of control: if a participant ceases to be employed within the group due to the transfer out of the group of the company or business for which he or she works then his or her option may be exercised within six months of such transfer (or if earlier, the date on which the option expires);

•       Termination for any other reason: options lapse upon termination; and

•       Retirement: if a participant retires at the age specified in the 2007 Sharesave Plan, he or she may exercise his or her options within six months of that date.

Change of Control

In the event that a company obtains control of us in certain circumstances or there is a solvent liquidation of us, then options will be exercisable for a specified period of time. On a change of control of us, a participant may agree with the acquiring company to release his or her options for the grant of equivalent options over shares in that other company.

Transferability

Options granted under the 2007 Sharesave Plan are generally not transferable except that in the event of the participant’s death, the participant’s option may be exercised by his or her personal representatives within twelve months of death.

Amendment and Termination of the 2007 Sharesave Plan

The committee has the right to amend or terminate the 2007 Sharesave Plan (subject to the approval of the HM Revenue & Customs where such approval is required). However, the committee cannot do so in a manner that adversely affects any outstanding options without the written consent of those affected.

New Plan Benefits

It is not possible to determine specific amounts that may be awarded under the 2007 Sharesave Plan in the future because we cannot determine who will elect to participate, which participants will exercise their options or elect to withdraw his or her savings or which participants will remain in our employ for the prescribed period of time.

For information related to our equity compensation plans approved by stockholders and not approved by stockholders, see “Description of Incentive Compensation Plans—Equity Compensation Plan Information.”

Stockholder Approval

The approval of the 2007 Sharesave Plan requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent “FOR” the approval of the Virgin Media 2007 Sharesave Plan. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The board of directors recommends that stockholders vote “FOR” the approval of the Virgin Media 2007 Sharesave Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy, and approving our compensation arrangements for our named executive officers, among others. This discussion and analysis by our compensation committee is intended to provide a basis for understanding the factors influencing our compensation of our named executive officers. More specific compensation information and discussion of the terms of our plans can be found in the tables, plan descriptions and other analysis that follow this report.

Overview

The primary goals of our executive compensation are to attract and retain talented and dedicated executives, to tie annual and long term cash and stock incentives to the achievement of specified performance objectives and to align incentives with stockholder value creation. In particular, as the Company has undertaken a number of strategic acquisitions, divestitures and other initiatives over the last several years, the committee reviews the achievement of the stated goals and objectives of those transactions and initiatives when evaluating performance and compensation. We have periodically retained a compensation consultant to review our policies and procedures with respect to executive compensation.

Our compensation of our named executive officers over the past several years has been primarily influenced by two factors: (a) our historic circumstances and need to recruit externally to secure the talent required to transform our business; and (b) our compensation philosophy that our executives’ incentives should be aligned with stockholder value creation.

Both of our legacy companies, NTL and Telewest, encountered financial difficulties and were substantially restructured in the 2003-2004 timeframe. In connection with those restructurings, new named executive officers were recruited externally, and consequently some of our compensation arrangements have been substantially market driven by what has been required to recruit those individuals. In particular, the following factors have been relevant:

•       our need to attract talented senior executives to leave existing positions with more established and stable companies, and to compensate them for the particular arrangements that they were leaving behind; and

•       our need to attract expatriates from the United States to restructure our business given that: (a) the United States is the principal talent pool for the cable industry given the greater historic success of cable companies in the United States, the greater number of telecommunications and cable businesses in the United States and the development of best practices in the industry there; and (b) we are a United States public company, with primarily a U.S. investor base, and consequently our senior executives need to be experienced and comfortable in addressing the relevant securities law requirements, corporate law issues and the expectations of both our equity holders and our debt holders.

Additionally, both legacy companies had to address the different needs (including differing national approaches to tax-qualified benefits) and expectations of their U.S. and U.K. senior executives in respect of the appropriate mix of salary, bonuses, deferred compensation and stock-based incentive compensation, as well as other contract terms. Furthermore, in bringing the two legacy companies together we have had to address historic differences in their compensation and incentive structures.

We are based in the Greater London area of England, a particularly high cost of living area and our base salaries are, for the most part, paid in British pounds, which is the local currency. The U.S. dollar amounts shown in our compensation disclosure also reflect the present weakness of the U.S. dollar against the British pound.

From the standpoint of retention, we have also needed to take account of prior compensation levels in setting present and future compensation levels, particularly in the context of contract extensions.

We have consulted with our executive search and compensation consultants in order to structure our compensation packages at a level required to achieve our recruitment needs while maintaining our philosophical objectives. However, the ultimate decisions are those of the compensation committee, after consultation where appropriate with our full board.

Our compensation payments have also been also influenced by the fact that some of our named executive officers came from Telewest, and our reverse acquisition structure resulted in the triggering of change of control provisions in respect of those officers.

Our employment contracts for our named executive officers continue to include change of control provisions. These provisions, if triggered, would result in the payment of cash amounts and the acceleration of stock based awards. The Company has been subject to takeover speculation since the time of its restructuring, and we believe that the inclusion of such provisions are needed to facilitate our recruitment and retention of talented executives.

Commencing with our legacy companies’ restructuring, we have focused on aligning the incentives of our senior executives with stockholder value creation through compensation packages that are heavily weighted toward non-equity and equity incentive compensation. We also want our most senior named executives to have the opportunity to build a meaningful ownership stake in the Company through restricted stock, restricted stock units and stock options. Our performance criteria vary depending upon the particular senior executive in question, but focus on the enhancement of cash flow and also include long-term performance criteria.

Elements of Compensation

The compensation of our named executive officers consists of the following elements:

Base Salary.   Base salaries for our senior executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Our base salaries, however, for our senior executives have been influenced by our recruitment and retention objectives in respect of particular candidates and the particular markets in which we are recruiting them.

Annual Incentive Bonus.   The compensation committee designs an annual incentive bonus program for our senior executives that is intended to reward them for achieving specific quantitative goals, including enhancing group cash flow. The goals and targets and the budget that they are set off of are set after consultation with our executive committee. Bonuses for our senior executives are structured so that the target amount is a percentage of base salary. For senior executives this on-target percentage varies from 50% to 100% of base salary, depending upon the position. If the bonus levels are achieved at less than or greater than 100% then the actual bonus paid is a percentage of the on-target amount. For example, a person earning £200,000 per year with an on-target percentage of 75% would receive £150,000 of bonus if 100% of the bonus target was achieved. The maximum payout is twice the on-target percentage amount. Our bonus plans are described further below. We set bonus targets at a high, but we think reasonably achievable, level of performance required to achieve those targets.

With limited exceptions that did not affect our named executive officers in 2006, we have not adjusted the performance targets once they have been set. However, we have made adjustments in the way that achievement of the targets is measured where we thought it appropriate to adjust for charges that did not reflect underlying developments in the business, particularly where merger and acquisition activity has impacted the financial measures themselves. We did not meet our cash bonus targets in 2005, and no bonuses were paid under this program. Bonus targets were generally achieved in 2006, and bonuses in the range of 85% to 100% of target were paid to our named executive officers.

Long-term Incentive Programs.   We believe that long-term maximization of stockholder value is best achieved through an ownership culture that encourages our executives by rewarding sustained performance over time and also supports retention. Consequently, we have moved to a rolling series of annual awards under our long-term incentive programs. These programs have two components: (a) grants of restricted stock and restricted stock units with cliff vesting after three years that are linked to achievement of performance criteria over the three year period; and (b) option grants that vest based solely on time in five equal annual installments. The options and restricted stock/restricted stock units are each set at a level such that the fair value of the awards at the grant date are equal to 50% of the recipient’s annual base salary. Our programs permit us, at our discretion, to settle restricted stock and restricted stock unit awards in cash or in stock. The 2005 LTIP targets have not been achieved thus far and we do not expect any performance based awards to be made under that plan. The initial targets under our 2006 LTIP in respect of 2006 were affected by the combination of the business with Telewest and with Virgin Mobile, among other factors, and accordingly, we concluded that we should adjust the targets in order to provide an appropriate incentive to our executives in 2007 and 2008.

All of our named executive officers participate in our long-term incentive programs except that our chairman, chief executive officer and chief financial officer did not participate in the 2005 LTIP and our chairman and chief executive officer did not participate in the 2006 LTIP, because they have long term incentive arrangements built into their restricted stock award terms. Vesting of part of our chairman’s restricted stock award for 2006-2008 is linked to the achievement of the 2006 LTIP targets. Vesting of part of our chief executive officer’s restricted stock awards is similarly linked to achievement of the 2006 LTIP targets. Our chief executive officer is also entitled to receive grants of restricted stock in 2007 and 2008 with vesting linked to the achievement of targets to be agreed.

Restricted Stock Awards.   We have made awards of restricted stock to certain of our named executive officers, including our chairman, our chief executive officer, and our chief operating officer, as well as certain executive officers who are not named executive officers. A portion of these awards vest based on time, and we made them in connection with the recruitment and retention of our chief executive officer and chief operating officer and retention of our chairman. The remainder of the awards vest based on satisfaction of performance criteria, such as achievement of targeted cash flow levels or earnings or similar measures.

Option Awards.   We have also awarded stock options to certain of our senior executive officers upon commencement of employment with the Company. These stock options awards vest over either three year terms or five year terms, depending upon the employee, and generally are not subject to performance conditions. Because the exercise price of the options is set at the time of grant, there is a built-in incentive to take steps and actions to increase the company’s stock price. While we prefer to use a mix of stock-based incentive compensation to align management incentives with the realization of long term stockholder value, we have made initial stock option awards that vest over time to address the existing packages of U.S. senior executive recruits and induce them to join us. Use of stock option awards can reduce cash compensation expense for the Company.

Expatriate Benefits.   We provide expatriate benefits to certain of our senior executives who have moved from the United States to enter into our employ, including our chief executive officer and our chief financial officer. These include housing (or a housing allowance) and furniture hire, relocation expenses upon commencement of employment and upon termination of employment, school fees in some cases, flights to and from the United States for them and members of their families, tax equalization and tax return preparation services, and foreign currency exchange protection. We believe that these expenses are necessary to induce senior executives with specific skills that we need to relocate from the United States and enter into our employment. The expatriate benefits offered by the Company have been determined based upon benchmarking with other companies and also in some cases tailored to meet the needs of specific senior executive hires. Housing costs for example are considered necessary to attract senior executives because they may be unprepared to divest their U.S. homes and acquire U.K. homes if they intend ultimately to return to the United States. Tax equalization and tax preparation services are provided so as to facilitate the completion of complex returns and to enable prospective employees to evaluate their proposed compensation on a basis comparable to their existing U.S. compensation.

Pensions and 401(K) Benefits.   We make pension contributions for named executive officers who are U.K. nationals and match 401(K) contributions for named executive officers who are U.S. nationals. We see these as tax efficient portions of base compensation and as expected benefits in the marketplace.

Perquisites.   We provide a variety of perquisites, which vary based on the senior executive’s position, whether the individual has been recruited in the United States or the United Kingdom, and other factors. These include medical, dental and life insurance benefits, car allowances (or, in the case of Anthony (Cob) Stenham, a car and driver), payments for fuel costs, and other perquisites. We believe that these benefits are required from a competitive standpoint and are not unduly generous. For example, car allowances and fuel cost reimbursement are fairly standard benefits in the U.K.

Limits on Tax Deductibility

Section 162(m) of the U.S. Internal Revenue Code generally limits our income tax deduction for compensation paid in any taxable year to our chief executive officer or any of our four other highest paid executive officers to $1,000,000 per individual, subject to certain exceptions. We consider this anticipated tax treatment in our review and establishment of compensation programs and payments. We have, however, determined that we will not seek to limit executive compensation to that deductible under Section 162(m) of the U.S. Internal Revenue Code since we must recruit and retain our officers in a competitive environment. We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with our compensation policies.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on our review and discussions, we have recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Edwin Banks (Chair)
David Elstein
George R. Zoffinger

DESCRIPTION OF INCENTIVE COMPENSATION PLANS

Bonus Plans

Virgin Media Inc. 2006 Bonus Scheme

The majority of the Company’s employees, excluding employees of Virgin Mobile, were eligible to participate in the Company’s 2006 bonus scheme, which we refer to as the 2006 Bonus Scheme.

The 2006 Bonus Scheme offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages ranged from 3 - 100% of base salary (depending on employee level) for on-target performance with a potential maximum payment of double the on-target percentage payable.

Bonus payments under the 2006 Bonus Scheme were based on achieving set performance targets for the year ended December 31, 2006 and were paid in cash. Targets were set on a company-wide basis and on a divisional basis in respect of each key operating division. A single company-wide profitability target had to be achieved in order for any division to qualify for a bonus. This target was achieved and consequently each division became entitled to a bonus based on its own specific performance targets. Divisional bonuses were achieved at rates varying from zero to 85% of the on-target amount. The Company’s named executive officers, except Mr. Duffy, participated in the 2006 Bonus Scheme and received payments at 85% of the on-target level. Mr. Duffy’s 2006 bonus was based on achievement of specific corporate objectives. As the objectives were achieved, he received 100% of his on-target level.

Virgin Mobile 2006 Bonus Scheme

The key terms of the bonus scheme that was already in place for employees of Virgin Mobile at the time of the Acquisition continued to apply following the Acquisition. The Virgin Mobile 2006 Bonus Scheme offered general employees a bonus ranging from 10 - 50% of base salary for on-target performance (depending on the employee category) with a potential maximum payment of double the on-target percentage payable. Bonus payments under the Virgin Mobile 2006 Bonus Scheme were based on achieving set performance targets for the year ended December 31, 2006 and were paid in cash. Performance targets were set in respect of each employee category and included a qualitative element based on an assessment of personal performance objectives for each employee. Based on actual performance against the set targets, bonus payments were achieved at rates varying between 101% and 109% of the on-target amount depending on employee level.

Virgin Media Inc. 2007 Bonus Scheme

We recently adopted the Virgin Media Inc. 2007 Bonus Scheme (the “2007 Bonus Scheme”) covering the majority of the Company’s employees, including the Company’s executive officers and the employees of Virgin Mobile. The key terms of the 2007 Bonus Scheme are set forth below:

Bonus Percentage and Scheme Levels

The 2007 Bonus Scheme offers employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages range from 5 - 100% of base salary (depending on employee level) for on-target performance with a potential maximum payment of double the on-target percentage payable.

Qualifying Gate Target

In order for any bonuses to be payable, the Company must achieve a qualifying performance target (the “Qualifying Gate”). The Qualifying Gate has been set at 95% of budgeted full year group operating profit before depreciation, amortization and other charges, (“OCF”). If the Qualifying Gate is not achieved, no bonus payments will be made.

Divisional Performance Targets

If the Qualifying Gate is achieved, bonuses will be payable according to achievement against various performance targets specific to each of the Company’s key operating divisions. The performance targets include an appropriately weighted mix of the following:

•       Group simple cash flow, being OCF less fixed asset additions less cash paid in respect of Merger related involuntary employee termination costs

•       Divisional financial measures, including revenue, gross margin, operating costs, capital expenditure and profitability measures

•       Customer service measures, including fault rates, customer advocacy, customer satisfaction and net promoter measures

•       Average revenue per customer, or ARPU

•       Net additions to revenue generating units, or RGUs

•       Commercial advertising impacts

•       Value of new sales contracts with Business customers

•       Percentage of sales for sit-up generated on-line

•       Number of orders in the sit-up warehouse

For all measures, the amount to be achieved for on-target performance (the “100% Threshold”) is generally equal to the budgeted amount for that measure. A maximum target (the “200% Threshold”) is also set for each measure at which the bonus percentage payable is twice the on-target percentage payable. A minimum target (the “50% Threshold”) is also set at which the bonus payable is one-half of the on-target percentage payable. If the minimum 50% Threshold is not achieved for a particular measure, no bonus percentage is earned in respect of that measure. Percentage payments rise on a linear basis between the 50% Threshold and the 100% Threshold and between the 100% Threshold and the 200% Threshold.

Approval and Timing

Payments made under the 2007 Bonus Scheme will be approved by the compensation committee. Bonus payments will be measured on full year performance and will be paid in one installment on or around March 31, 2008.

Changes to Targets and Scheme Rules

The performance targets and rules to the 2007 Bonus Scheme may be varied at any time by agreement of the compensation committee.

Long-term Incentive Plans

The compensation committee determined that it would be appropriate and in the best interests of stockholders and the Company to provide key senior managers and executives with long-term incentives over rolling three to five year periods in order to provide long-term compensation. An earlier three year long-term incentive plan covering 2003, 2004 and 2005 was completed at the end of 2005 (the “2003 LTIP”). Its minimum payment targets were achieved and cash payments were made to eligible employees in early 2006.

Since 2005, we have introduced a new long-term incentive plan (“LTIP”) each year. These LTIPs consist of awards of stock options and restricted stock units under the Company’s stock incentive plans. Stock options and restricted stock units are granted to eligible employees each year, in each case, in an amount with fair value equal to 50% of the recipient’s annual base salary.

The fair value of the options awarded under our LTIPs is determined using a Black Scholes valuation method and the exercise price is equal to the stock price on the date of grant. The options vest, subject to the participant’s continued employment, in twenty percent increments annually on January 1st of each year following the year in which they are granted.

The value of the restricted stock units awarded under our LTIPs is based on the fair market value of our common stock as of the date of grant. Participants are entitled to receive an amount of common stock in three years’ time, subject to the achievement of performance targets for that three-year period and continued employment with us. Equivalent payments may be made in cash rather than common stock at the compensation committee’s discretion. The restricted stock units are forfeited if the performance objectives are not achieved or on termination of employment.

The performance targets in respect of the restricted stock units element of the LTIPs are set each year by the compensation committee. For the LTIP covering the three years ending December 31, 2007 (the “2005 LTIP”), the LTIP covering the three years ending December 31, 2008 (the “2006 LTIP”), and the LTIP covering the three years ending December 31, 2009 (the “2007 LTIP”), the performance targets were based on cumulative three year group simple cash flow (“Group SCF”) being OCF less fixed asset additions less cash paid in respect of Merger related involuntary employee termination costs. Targets are set for the On-target, Maximum and Minimum performance thresholds as follows:

•       On-target threshold, for vesting of 100% of the on-target number of shares of common stock (with a grant date fair value of 50% of the participant’s salary)

•       Minimum threshold, for vesting of 50% of the on-target number of shares of common stock

•       Except for the 2005 LTIP, a Maximum threshold, for vesting of 200% of the on-target number of shares of common stock

The number of shares of common stock to be issued rises on a linear basis for performance between the Minimum and On-target thresholds and between the On-target and Maximum thresholds.

The maximum number of shares that can vest for each individual is 200% (or 100% in the case of the 2005 LTIP) of the on-target amount and no shares will vest if cumulative Group SCF is below the Minimum threshold. The number of shares granted to participants under the 2006 LTIP and 2007 LTIP is based on the Maximum threshold being achieved.

2005 LTIP

In April 2005, 114 employees participated in the 2005 LTIP. A total of 1,267,300 options subject to five year vesting and 440,563 restricted stock units were granted under the 2005 LTIP. The performance conditions for the restricted stock units in the first two years of the three year period ending December 31, 2007 have not been met and we believe it is unlikely that the overall three year performance criteria will be met. Messrs. Duffy, Kerrest and Mooney did not participate in the 2005 LTIP.

2006 LTIP

In July 2006, 107 employees participated in the 2006 LTIP. A total of 1,864,300 options subject to five year vesting and 1,143,472 restricted stock units were granted under the 2006 LTIP. The number of restricted stock units granted under the 2006 LTIP is based on the Maximum threshold of 200% being achieved. The number of restricted stock units, however, that will vest for performance at the On-target threshold is 571,736. The minimum performance targets for the restricted stock units in the first year of the three year period ending December 31, 2008 were not met and it is unlikely that the original three year performance criteria for the restricted stock units, which were set prior to the Merger integration and the Acquisition, will be met. In February 2007, the compensation committee approved revised performance targets taking into account the impact of the Merger integration and the Acquisition. Although Messrs. Burch and Mooney did not participate in the 2006 LTIP, they have restricted stock grants subject to performance conditions based on the 2006 LTIP.

2007 LTIP

In March 2007, the compensation committee approved the 2007 LTIP with the same key features as the 2006 LTIP. Performance targets for the restricted stock units element have been set based on cumulative Group SCF for the three years ending December 31, 2009 with On-target, Maximum and Minimum thresholds which operate in the same way as described above.

It is anticipated that there will be approximately 130 participants in the 2007 LTIP. It is estimated that approximately 2.1 million stock options will be granted, with vesting occurring in five equal installments on January 1st each year starting on January 1, 2008, and approximately 1,375,000 restricted stock units will be granted with vesting in early 2010 if performance targets in respect of the three years ending December 31, 2009 are achieved at the Maximum threshold of 200%. The estimated maximum number of shares of common stock that would be issued, for performance at the On-target threshold, is approximately 685,000. Messrs. Burch and Mooney will not participate in the 2007 LTIP.

Stock Incentive Plans

All stock-based awards granted under our LTIPs, the Virgin Media 2007 Sharesave Plan (if approved and implemented) and individual employment agreements are issued, as a legal matter, under our stock incentive plans as described below, which have been approved by our stockholders. New issuances are being made under the Virgin Media Inc. 2006 Stock Incentive Plan, except that our common stock continues to be issued under the other stock incentive plans on exercise of outstanding options.

Virgin Media Inc. 2006 Stock Incentive Plan

The Virgin Media Inc. 2006 Stock Incentive Plan (formerly known as the NTL Incorporated 2006 Stock Incentive Plan) was approved by our stockholders on May 18, 2006. Although shares of common stock will still be issued under the Amended and Restated Virgin Media 2004 Stock Incentive Plan (formerly known as the NTL Incorporated 2004 Stock Incentive Plan) and the Virgin Media Inc. 2004 Stock Incentive Plan (formerly known as the Telewest Global, Inc. 2004 Stock Incentive Plan), all new stock and option awards will be granted under the Virgin Media Inc. 2006 Stock Incentive Plan.

Individuals eligible to receive awards under the Virgin Media Inc. 2006 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant.

The Virgin Media Inc. 2006 Stock Incentive Plan provides for the grant of restricted stock, restricted stock units, share awards, non-qualified stock options and incentive stock options. The aggregate number of shares of the Company’s common stock that may be issued under the Virgin Media Inc. 2006 Stock Incentive Plan is 29,000,000. An individual may not be granted awards in respect of more than 4,000,000 shares of the Company’s common stock in any fiscal year. The Virgin Media Inc. 2006 Stock Incentive Plan is designed so that option grants are able to comply with the requirements for “performance-based” compensation under Section 162(m) of the Internal Revenue Code and the conditions of exemption from the short-swing profit recovery rules of Rule 16b-3 under the Exchange Act.

The compensation committee of our board administers the Virgin Media Inc. 2006 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. All option grants made pursuant to the Virgin Media Inc. 2006 Stock Incentive Plan will be evidenced by an option notice which will state the terms and conditions of the option grant as determined by the compensation committee.

Performance awards under the Virgin Media Inc. 2006 Stock Incentive Plan, other than options, are subject to one or more of the following performance objectives during a specified period of time as designated by the compensation committee of our board of directors: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholder’s equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure,

(x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of product margins, (xii) stock price, (xiii) market share, (xiv) revenue or sales, (xv) costs, (xvi) cash flow, (xvii) working capital or capital expenditures, (xviii) return on assets, (xix) total shareholder return or (xx) any combination of the foregoing.

Our compensation committee may, in its discretion, apply such performance objectives also to options granted under the Virgin Media Inc. 2006 Stock Incentive Plan. Performance objectives may be in respect of performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or objective indices or benchmarks) and may be expressed in terms of a progression within a specific range.

Upon the occurrence of an acceleration event, all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. An acceleration event generally means:

•       the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

•       the replacement of a majority of our board of directors or their approved successors;

•       the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than

•       a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor;

•       various recapitalizations;

•       the consummation of a sale of all or most of our assets; or

•       stockholder approval of our liquidation or dissolution.

Under the terms of the Virgin Media Inc. 2006 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors is required proportionately to adjust the number of shares available for, and subject to outstanding, awards and the number of shares covered by outstanding options and the exercise price of these options so as to, in the committee’s judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the plan. Upon any other extraordinary corporate transaction, the committee may adjust equitably outstanding awards as it deems appropriate. The compensation committee’s decision as to whether or not to make adjustments and which adjustments should be made are final, binding and conclusive.

Amended and Restated Virgin Media 2004 Stock Incentive Plan

The Amended and Restated Virgin Media 2004 Stock Incentive Plan (formerly known as the NTL Incorporated 2004 Stock Incentive Plan) was adopted by the compensation committee of NTL’s board of directors on March 15, 2004 and approved by its stockholders on May 6, 2004. As noted above, we are not making new awards under this plan.

The Amended and Restated Virgin Media 2004 Stock Incentive Plan provides for the grant of restricted stock, restricted stock units, share awards and incentive stock options. The aggregate number of shares of our common stock that may be issued under the 2004 Stock Incentive Plan is 21,500,000. An individual may not be granted awards in respect of more than 2,500,000 shares of our common stock in any fiscal year.

The compensation committee of our board administers the Amended and Restated Virgin Media 2004 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards.

Individuals eligible to receive awards under the Amended and Restated Virgin Media 2004 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant.

Upon the occurrence of an acceleration event, all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. The definition of an acceleration event is similar to the definition of such term under the Virgin Media Inc. 2006 Stock Incentive Plan.

Under the terms of the Amended and Restated Virgin Media 2004 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors is required proportionately to adjust the number of shares available for, and subject to outstanding, awards and the number of shares covered by outstanding options and the exercise price of these options so as to, in the committee’s judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the plan. Upon any other extraordinary corporate transaction, the committee may adjust equitably outstanding awards as it deems appropriate.

Virgin Media Inc. 2004 Stock Incentive Plan

The Virgin Media Inc. 2004 Stock Incentive Plan (formerly known as the Telewest Global, Inc. 2004 Stock Incentive Plan) was adopted by Telewest’s board of directors on June 2, 2004 and approved by its stockholders on July 5, 2004. As noted above, we are not making new awards under this plan.

The Virgin Media Inc. 2004 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. Incentive stock option grants are intended to qualify under Section 422 of the Internal Revenue Code. The aggregate number of shares of our common stock that may be subject to option grants or awards under the Virgin Media Inc. 2004 Stock Incentive Plan is 21,921,365. An individual may not be granted options to purchase or be awarded more than 3,578,998 shares of our common stock in any one fiscal year. The Virgin Media Inc. 2004 Stock Incentive Plan is designed so that option grants are able to comply with the requirements for “performance-based” compensation under Section 162(m) of the Internal Revenue Code and the conditions for exemption from the short-swing profit recovery rules of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The compensation committee of our board of directors administers the Virgin Media Inc. 2004 Stock Incentive Plan and generally has the right to grant options or make awards to eligible individuals, to determine the terms and conditions of all grants and awards, include vesting schedules and exercise price (where appropriate), and to amend, suspend or terminate the Virgin Media Inc. 2004 Stock Incentive Plan at any time.

Persons eligible to receive grants or awards under the Virgin Media Inc. 2004 Stock Incentive Plan include employees, directors and independent contractors of the Company and its divisions and subsidiary and parent corporations and other affiliates. The term of an incentive stock option under the plan may not exceed 10 years from the date of the grant and the term of a nonqualified stock option may not exceed 11 years from the date of the grant.

Unless otherwise set forth in an employee’s, director’s or independent contractor’s respective award agreement, all outstanding options or restricted stock or restricted stock units become immediately exercisable, lose all restrictions or become fully vested upon the occurrence of an “acceleration event.” The definition of an acceleration event is similar to the definition of such term under the Virgin Media Inc. 2006 Stock Incentive Plan.

Under the terms of the Virgin Media Inc. 2004 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors is required proportionately to adjust the aggregate number of shares available for options and awards, the aggregate number of options and awards that may be granted to any person in any calendar year, the number of such shares covered by outstanding options and awards, and the exercise price of outstanding options to reflect any increase or decrease in the number of issued shares so as to, in the compensation committee’s judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the Virgin Media Inc. 2004 Stock Incentive Plan.

NTL Incorporated 2004 Sharesave Plan

In 2004, we adopted the NTL Incorporated 2004 Sharesave Plan, or the 2004 Sharesave Plan, which is a broadly based stock option arrangement. Although the 2004 Sharesave Plan was approved by our shareholders at our 2004 annual meeting, we have not implemented the 2004 Sharesave Plan. There presently are no plans to implement this plan. If Proposal 3 “Approval of the Virgin Media 2007 Sharesave Plan” is approved, the 2004 Sharesave Plan will be cancelled.

Equity Compensation Plan Information

The following table includes information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees as of December 31, 2006. The following table does not include shares of restricted stock that have already been issued.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Stock Incentive Plans(1):			22,981,138
Options	13,055,630	$19.31
Restricted Stock Units	1,243,835
Unrestricted Stock Awards	6,300
Bonus Shares(2)	0		300,000
Equity compensation plans not approved by security holders	0		0
Total	14,305,765		23,281,138

(1)          Represents shares of our common stock issuable pursuant to stock options, restricted stock units and unrestricted stock awards outstanding under (i) the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, (ii) the Virgin Media Inc. 2004 Stock Incentive Plan (formerly known as the Telewest Global, Inc. 2004 Stock Incentive Plan) and (iii) the Virgin Media Inc. 2006 Stock Incentive Plan. New grants are no longer issued under (i) and (ii).

(2)          Represents the number of shares available for issuance under the 2006 Bonus Scheme. All payments under the 2006 Bonus Scheme were in cash.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006. See “—Summary of Non-Equity Compensation Terms of Employment Agreements” for a narrative description of the compensation provisions of the employment agreements with the named executive officers. Some of these officers, Messrs. Duffy, Smith and Stenham, are no longer executive officers of the Company. Some of the figures below reflect stock options granted by Telewest prior to the Merger with our Company.

Unless otherwise noted, all amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.8429 per £1.00.

Name & Principal Position (a)	Year (b)	Salary ($) (c)		Stock Awards (1) ($) (e)	Option Awards (2) ($) (f)	Non-Equity Incentive Plan Compensation (3) ($) (g)		All Other Compensation ($) (i)		Total ($) (j)
James F. Mooney, chairman	2006	$ 1,250,000		$ 5,554,305	$ 92,087	$ 340,000		$ 54,264	(4)	$ 7,290,656
Stephen A. Burch, president and chief executive officer	2006	722,115	(5)	9,222,924	—	611,301	(5)	587,686	(6)	11,144,027
Jacques D. Kerrest, chief financial officer	2006	622,689	(7)	—	1,513,054	403,079		227,497	(8)	2,766,318
Neil A. Berkett, chief operating officer	2006	783,233	(9)	1,855,610	1,613,095	665,748		199,537	(10)	5,117,222
Neil R. Smith, deputy chief financial officer	2006	525,085	(11)	460,727	1,350,478	323,084		1,384,335	(12)	4,043,709
Simon P. Duffy, executive vice chairman	2006	921,450	(13)	—	56,155	921,450		2,059,956	(14)	3,959,011
Anthony (Cob) Stenham, deputy chairman	2006	552,870	(15)	—	9,917,674	—		207,790	(16)	10,678,334

       (1) The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the named executive officer’s employment agreement or restricted stock agreement and therefore include amounts from awards granted in and prior to 2006. Many of these awards are subject to performance conditions in whole or in part and consequently may not actually be received.

       (2) The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 2005 LTIP, the 2006 LTIP, the Virgin Media Inc. 2006 Stock Incentive Plan, the Amended and Restated Virgin Media 2004 Stock Incentive Plan, the Virgin Media Inc. 2004 Stock Incentive Plan and individual employment agreements, and therefore include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

       (3) The amounts in column (g) reflect the cash awards earned by the named executive officers under the Company’s 2006 Bonus Scheme, which is discussed in further detail under “Description of Incentive Compensation Plans—Bonus—2006 Bonus Scheme.” The bonus payments under the 2006 Bonus Scheme were made to the named executive officers in March 2007. The payments under the 2003 LTIP which were earned in 2003, 2004 and 2005 but were paid in March 2006 are not included in the table above.

       (4) Mr. Mooney’s All Other Compensation includes $10,417 in matching contributions by the Company under the Company’s 401 (K) Plan and $43,847 in health insurance and income protection benefits.

       (5) Mr. Burch became our president and chief executive officer on January 16, 2007 and accordingly, his 2006 base salary and bonus are prorated for the 2006 fiscal year. Mr. Burch’s base salary is $750,000 per year.

       (6) Mr. Burch’s All Other Compensation includes: approximately $175,000 in legal costs relating to litigation with his former employer; $168,031 for housing and furniture costs; $56,826 for relocation costs; $45,227 for tax equalization payments; $44,248 for airfare tickets to the U.S.; and $32,629 for school fees for his children. Mr. Burch’s tax equalization payments cannot be finally determined until after the end of the U.K. tax year on April 5, 2007 and have therefore been estimated for the year ended December 31, 2006. The amounts attributable to tax planning services, the Company’s matching contributions under the Company’s 401(K) Plan, car allowance, health insurance and income protection benefits, and estimated fuel costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Burch.

       (7) On March 3, 2006, Mr. Kerrest’s base salary was increased from £300,000 per year to £330,000 per year. Mr. Kerrest’s salary and bonus were paid in U.S. dollars at a fixed exchange rate of $1.916 per £1.00. As a result of the fixed exchange rate, Mr. Kerrest received a benefit of $8,344 which is the difference between the fixed exchange rate and the spot exchange rate on each payment date.

       (8) Mr. Kerrest’s All Other Compensation includes: $152,614 for housing costs; $24,354 for tax planning services; and a $23,350 car allowance. The amounts attributable to Mr. Kerrest’s health insurance and income protection benefits, flights to the U.S. for home leave, and estimated fuel costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Kerrest.

       (9) Effective January 1, 2006, Mr. Berkett’s base salary was increased from £375,000 per year to £425,000 per year.

(10) Mr. Berkett’s All Other Compensation includes: $156,647 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan and a $27,343 car allowance. The amounts attributable to tax planning services, health insurance and income protection benefits, and estimated fuel costs for Mr. Berkett each do not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Berkett.

(11) Mr. Smith is not presently employed by the Company. He joined us from Telewest as deputy chief financial officer on March 3, 2006, the date of the Merger. As a result, the table above includes his salary since that date. Mr. Smith’s base salary was £330,000 per year. Mr. Smith’s bonus payment of $387,700 was also prorated for the 2006 fiscal year.

(12) Mr. Smith’s All Other Compensation includes: a $1,268,376 contractual payment on termination of his employment agreement; $33,716 in payments to Mr. Smith in lieu of pension contributions; and $33,273 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan. The amounts attributable to Mr. Smith for tax planning services, car allowance, and health and life insurance and income protection benefits each do not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Smith.

(13) Mr. Duffy is not presently employed by the Company. He served as our president and chief executive officer until January 16, 2006, at which time he became our executive vice chairman. Mr. Duffy’s base salary was £500,000 per year.

(14) Mr. Duffy’s All Other Compensation includes: a $1,842,900 contractual payment on non-renewal of his employment agreement; $124,163 in payments to Mr. Duffy in lieu of pension contributions; and $46,071 in pension contributions by the Company to a non-U.K. tax qualified deferred compensation plan. The amounts attributable to Mr. Duffy’s car allowance, health and life insurance and income protection benefits, his spouse’s flight to the U.S. in connection with the Puerto Rico board meeting, and estimated fuel costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Duffy.

(15) Mr. Stenham passed away in October 2006. The table above includes his salary from March 3, 2006, the date of the Merger, when he joined us from Telewest as deputy chairman, until the date of his death. Mr. Stenham’s base salary was £450,000 per year.

(16) Mr. Stenham’s All Other Compensation includes: a $92,145 payment to Mr. Stenham’s estate in lieu of a contribution to Mr. Stenham’s pension plan; a $74,798 car and driver allowance; and $39,825 for tax planning services. The amounts attributable to Mr. Stenham’s health and life insurance and income protection benefits do not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Stenham.

Summary of Non-Equity Compensation Terms of Employment Agreements

Set forth below is a brief description of the non-equity compensation terms of our employment agreements with each of our named executive officers. Their equity compensation arrangements are separately described in the sections entitled “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.” The operation of these employment agreements in the context of a termination or a change of control is separately described under the heading “Potential Payments Upon Termination or Change of Control—Severance and Change in Control Benefits Provided Pursuant to Employment Agreements.”

James F. Mooney

We are party to an employment agreement with James F. Mooney, the chairman of our Board, dated as of March 7, 2003 and amended and restated effective June 30, 2006. Mr. Mooney’s employment agreement expires on April 30, 2009. Under this agreement, Mr. Mooney receives the following compensation and employee benefits:

•       a base salary of $1.25 million per year;

•       an annual bonus target of 100% of $400,000;

•       participation in the Company’s health and life insurance plans; and

•       reimbursement for travel and other business expenses.

Stephen A. Burch

We are party to an employment agreement with Stephen A. Burch, our president and chief executive officer, dated as of January 16, 2006. Mr. Burch’s employment agreement expires on December 31, 2008. Under this agreement, Mr. Burch receives the following compensation and employee benefits:

•       a base salary of $750,000 per year;

•       an annual bonus target of 100% of base salary with a maximum payout of 200% of base salary;

•       participation in the Company’s health and life insurance plans;

•       reimbursement for travel and other business expenses; and

•       the Company’s expatriate package in accordance with Company policy, including tax equalization.

Jacques D. Kerrest

We are party to an employment agreement with Jacques D. Kerrest, our chief financial officer, dated as of September 20, 2004. The agreement expired on December 31, 2006. Consistent with the terms of this expired agreement, Mr. Kerrest receives the following compensation and employee benefits:

•       a base salary of £300,000 per year, that, on March 3, 2006, was increased to £330,000 per year which is paid in U.S. dollars at a fixed exchange rate determined once each year (in 2006, this exchange rate was $1.916 per £1.00);

•       an annual bonus target of 75% of base salary with a maximum payout of 150% of base salary, as well as participation in the Company’s long-term incentive plan;

•       the Company’s expatriate package in accordance with Company policy, including tax equalization; and

•       an annual car and fuel allowance.

We are presently discussing the terms of an extension to his employment agreement with Mr. Kerrest.

Neil A. Berkett

We are party to an employment agreement with Neil A. Berkett, our chief operating officer, dated as of September 26, 2005. Pursuant to this agreement, Mr. Berkett receives the following compensation and employee benefits:

•       a base salary of £375,000 per year, that effective January 1, 2006, was increased to £425,000 per year;

•       a bonus opportunity of up to 200% of base salary, at the discretion of our board;

•       the opportunity to participate in employee benefit plans and arrangements made available by us to our executive officers with U.K. employment agreements;

•       a contribution of 20% of his base salary into a pension scheme; and

•       an annual car and fuel allowance.

Neil R. Smith

Prior to his termination of employment on February 28, 2007, we were party to an employment agreement with Neil R. Smith, our deputy chief financial officer, dated as of June 30, 2000 and amended on September 24, 2002, August 25, 2003 and October 18, 2004. Under the agreement, Mr. Smith received the following compensation and employee benefits:

•       a base salary of £330,000 per year;

•       an annual bonus target of 50% (on target) of base salary with a maximum payout of 100% of base salary;

•       the opportunity to participate in employee benefit plans and arrangements made available by us to executive officers with U.K. employment agreements;

•       a contribution into the Company’s pension scheme; and

•       use of a Company car or equivalent cash allowance.

Simon P. Duffy

Prior to the non-renewal of his employment on January 15, 2007, we were party to an employment agreement with Simon P. Duffy, our executive vice-chairman, dated as of May 6, 2004 and amended on December 15, 2005. Prior to becoming our executive vice-chairman, Mr. Duffy was, until January 16, 2006, our president and chief executive officer. Prior to the non-renewal of employment under this agreement Mr. Duffy, received the following compensation and employee benefits:

•       a base salary of £500,000 per year;

•       eligibility for an annual bonus at the discretion of the board as well as participation in the Company’s long-term incentive plan;

•       the opportunity to participate in all employee benefit plans and arrangements made available by us to our executive officers, to the extent these benefits can be provided in the U.K.;

•       a contribution of 20% of his base salary into a pension scheme;

•       an annual car and fuel allowance; and

•       a lump-sum payment equal to £153,542 representing additional compensation for 2003 for the period in which he assumed the position of chief executive officer.

Anthony (Cob) Stenham

Until the date of his death, we were party to an employment agreement with Mr. Stenham, our deputy chairman. Pursuant to this agreement, Mr. Stenham received the following compensation until his death:

•       a base salary of £450,000 per year;

•       a bonus opportunity based upon the achievement of certain performance goals;

•       medical benefits; and

•       a car allowance and driver.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the grants of plan-based awards we have made to each of our named executive officers during 2006. Some of these officers, Messrs. Duffy, Smith and Stenham, are no longer executive officers of the Company. Some of the figures below reflect stock options granted by Telewest prior to the Merger with the Company.  All amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.8429 per £1.00.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on	Grant Date Fair Value of Stock and Option
Name	Grant Date	CC Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Grant Date	Awards(2) ($)
(a)	(b)	Date	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	($/Sh)	(l)
James F. Mooney(3)	7/5/06	7/2/06				—	375,000	—					$ 9,277,500
	7/5/06	7/2/06				—	125,000	—					3,092,500
	7/5/06	7/2/06				—	125,000	—					—
	7/5/06	7/2/06				—	125,000	—					—
	7/5/06	7/2/06				—	125,000	—					3,092,500
	7/5/06	7/2/06				—	125,000	—					—
	7/5/06	7/2/06				—	125,000	—					—
	N/A(4)		$ 0	$ 400,000	$ 800,000
Stephen A. Burch(5)	1/16/06	12/14/05							375,000				9,956,250
	1/16/06	12/14/05				—	125,000	—					3,318,750
	1/16/06	12/14/05				—	125,000	—					—
	1/16/06	12/14/05				—	125,000	—					—
	9/11/06					—	125,000	—					3,092,500
	N/A(6)		0	750,000	1,500,000
Jacques D. Kerrest(7)	7/6/06	5/18/06				6,116	12,233	24,466					302,644
	7/6/06	5/18/06								40,070	$ 24.74	$ 24.57	302,609
	N/A(8)		0	456,118	912,236
Neil A. Berkett(9)	3/16/06								125,000				3,643,750
	7/6/06	5/18/06				7,887	15,755	31,510					389,779
	7/6/06	5/18/06								51,605	24.74	24.57	389,722
	N/A(10)		0	783,233	1,566,465
Neil R. Smith(11)	7/6/06	5/18/06				5,984	11,969	23,938					296,113
	7/6/06	5/18/06								39,205	24.74	24.57	296,077
	5/26/06	10/25/05				—	37,500	—					950,250
	N/A(12)		0	304,079	608,157
Simon P. Duffy	N/A(13)		0	921,450	1,842,900
Anthony (Cob) Stenham (14)	N/A(15)		0	331,722	663,444

  (1) The amounts included in column (c), (d) and (e) reflect the minimum, target and maximum payment levels, respectively, under the Company’s 2006 Bonus Scheme. For the named executive officers, other than Mr. Simon Duffy, 85% of the target was achieved. Actual bonus amounts are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

  (2) A number of performance-based awards have been granted in respect of performance in future years for which the annual targets were not established in 2006. FAS 123(R) establishes the accounting grant date for these awards as the date the key terms and conditions are known. Accordingly, no grant date fair value has been recorded for these awards in the table above. In addition, the grant date fair value of the restricted stock units granted pursuant to the 2006 LTIP included in the table above has been calculated based on the assumption that the 100% target performance has been achieved.

  (3) Pursuant to Mr. Mooney’s revised employment agreement with us, he was granted: (i) 375,000 shares of performance-based restricted stock which vest on April 30, 2009, subject to the satisfaction of the performance conditions under the Company’s 2006 LTIP; (ii) 375,000 shares of performance-based restricted stock which vest in equal installments on each of April 30, 2007, 2008 and 2009, subject to the satisfaction of the performance conditions relating to group cash flow and EBITDA in respect of 2006, 2007 and 2008, respectively; and (iii) 375,0000 shares of performance-based restricted stock which vest in equal installments on each of April 30, 2007, 2008 and 2009, subject to the satisfaction of the performance conditions in respect of 2006, 2007 and 2008, respectively.

  (4) Mr. Mooney is entitled to a bonus equal to 100% on target of an assumed base salary of $400,000. Under the 2006 Bonus Scheme, Mr. Mooney was paid $340,000 in March 2007. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

  (5) Pursuant to Mr. Burch’s employment agreement with us, he was granted: (i) 375,000 shares of restricted stock which vest in equal installments on each of January 15, 2007 and 2008 and December 31, 2008; (ii) 375,000 shares of performance-based restricted stock which vest in equal installments on March 15, 2007, 2008 and 2009, subject to the satisfaction of the performance conditions determined by the Company in respect of 2006, 2007 and 2008, respectively; and (iii) 125,000 shares of performance-based restricted stock which have a three year “cliff” vesting schedule, with vesting subject to the satisfaction of performance conditions under the 2006 LTIP. Pursuant to his employment agreement, we are also obligated to grant Mr. Burch 125,000 shares of performance-based restricted stock in 2007 and 2008 which will have three year “cliff” vesting schedules with vesting subject to the satisfaction of performance conditions to be agreed by Mr. Burch and the compensation committee.

  (6) Mr. Burch is entitled to a bonus equal to 0-200% (100% on target) of his base salary. Under the 2006 Bonus Scheme, Mr. Burch was paid $611,301 in March 2007, which amount was prorated for the 2006 fiscal year as he joined our company on January 16, 2007. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

  (7) Mr. Kerrest is a participant in the Company’s 2006 LTIP. Under the 2006 LTIP, he was granted (i) 51,605 options which vest in equal installments on each of January 1, 2007, 2008, 2009, 2010 and 2011 and (ii) up to 24,666 restricted stock units, subject to the performance conditions under the 2006 LTIP.  If 50% threshold performance is achieved under the 2006 LTIP, 6,116 restricted stock units will vest; if 100% target performance is achieved under the 2006 LTIP, 12,333 restricted stock units will vest; and if 200% maximum performance is achieved under the 2006 LTIP, 24,666 restricted stock units will vest. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

  (8) Mr. Kerrest is entitled to a bonus equal to 0-150% (75% on target) of his base salary. Under the 2006 Bonus Scheme,  Mr. Kerrest was paid $403,079 in March 2007. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

  (9) In 2006, Mr. Berkett was granted 125,000 shares of restricted stock which vest over three years (41,666 shares of restricted stock which vested on March 16, 2007, 41,667 shares of restricted stock which will vest on March 16, 2008 and 41,667 shares of restricted stock which will vest on March 16, 2009). Mr. Berkett is also a participant in the Company’s 2006 LTIP. Under the 2006 LTIP, he was granted (i) 51,605 options which vest in equal installments on each of January 1, 2007, 2008, 2009, 2010 and 2011 and (ii) up to 31,510 restricted stock units, subject to the performance conditions under the 2006 LTIP.  If 50% threshold performance is achieved under the 2006 LTIP, 7,877 restricted stock units will vest; if 100% target performance is achieved under the 2006 LTIP, 15,755 restricted stock units will vest; and if 200% maximum performance is achieved under the 2006 LTIP, 31,510 restricted stock units will vest. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(10) Mr. Berkett is entitled to a bonus of up to 200% of his base salary. Under the 2006 Bonus Scheme,  Mr. Berkett was paid $665,748 in March 2007. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(11) Mr. Smith is not presently employed by the Company. This table does not include outstanding Telewest options accelerated upon the Merger in accordance with the terms of the Merger agreement. Mr. Smith’s Telewest options were converted into 257,916 options for our common stock on the date of the Merger. The outstanding Telewest options were converted into a 0.89475 option to purchase Virgin Media common stock, with a corresponding adjustment in the exercise price in accordance with the terms of the Merger agreement. Prior to his termination of employment on February 28, 2007, Mr. Smith was a participant in the Company’s 2006 LTIP. Under the 2006 LTIP, he was granted (i) 39,205 options which vest in equal installments on each of January 1, 2007, 2008, 2009, 2010 and 2011 and (ii) up to 23,938 restricted stock units, subject to the performance conditions under the 2006 LTIP.  If 50% threshold performance was achieved under the 2006 LTIP, 5,984 restricted stock units would have vested; if 100% target performance was achieved under the 2006 LTIP, 11,969 restricted stock units would have vested; and if 200% maximum performance was achieved under the 2006 LTIP, 23,938 restricted stock units would have vested. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price. Mr. Smith also received 37,500 shares of performance-based restricted stock for his role as integration director, 25,000 of which would have vested on April 15, 2008 and the remaining 12,500 would have vested on April 15, 2009. For details of the shares actually received by Mr. Smith on his termination pursuant to his compromise agreement, see “Potential Payments Upon Termination or Change of Control—Severance and Change in Control Benefits Provided Pursuant to Employment Agreements—Neil R. Smith.”

(12) Mr. Smith was entitled to a bonus of  0-100% (50% on target) of his base salary. Under the 2006 Bonus Scheme, Mr. Smith was paid $387,700 in March 2007. This amount, prorated from the date of the Merger, is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(13) Mr. Duffy is not presently employed by the Company. Mr. Duffy was entitled to a bonus of 0-200% (100% on target) of his base salary. Mr. Duffy achieved 100% of his performance criteria and was paid $921,450 in March 2007. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(14) Mr. Stenham passed away in October 2006. This table does not include outstanding Telewest options accelerated upon the Merger in accordance with the terms of the Merger agreement.

(15) Mr. Stenham was entitled to a bonus of up to 80% (40% on target) of his base salary. Due to Mr. Stenham’s death in October 2006, he did not receive any bonus payment. This is disclosed in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the equity awards we have made to each of our named executive officers which are outstanding at December 31, 2006. In addition to the performance and other conditions specified, vesting, unless accelerated, is subject to continued employment by the Company. Some of these officers, Messrs. Duffy, Smith and Stenham, are no longer executive officers of the Company. Some of the figures below reflect stock options granted by Telewest prior to the Merger with the Company.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
James F. Mooney	120,898		150,000	(1)	—	$6.00	3/27/2013	10,414	(2)	$262,849	1,125,000	(3)	$28,395,000
Stephen A Burch	—		—		—	—	—	375,000	(4)	9,465,000	375,000	(5)	9,465,000
											125,000	(6)	3,155,000
Jacques D Kerrest	200,000		300,000	(7)	—	24.11	9/19/2014	—		—	6,116	(9)	154,368
	0		40,070	(8)		24.74	7/05/2016
Neil A. Berkett	100,000		400,000	(10)	—	25.18	9/25/2015	125,000	(12)	3,155,000	7,877	(13)	198,815
	0		51,605	(11)		24.75	7/05/2016
Simon P. Duffy	650,000		0		—	6.00	4/10/2013	—		—	—		—
	166,667		0			0.01	5/05/2014
	300,000		200,000	(14)		28.42	1/15/2014
Neil R. Smith	0		9,668	(15)	—	0.02	7/18/2014	—		—	37,500	(17)	946,500
	41,916		41,917	(15)		15.32	7/18/2014				5,984	(18)	151,036
	0		39,205	(16)		24.74	7/05/2016
Anthony (Cob) Stenham	88,781	(19)	0		—	0.02	7/18/2014	—		—	—		—
	1,096,068	(19)	0			15.32	7/18/2014

(1)          Mr. Mooney has 150,000 options which vest in equal installments over four quarters on March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007.

(2)          Mr. Mooney has 10,414 shares of restricted stock which vested on January 15, 2007.

(3)          Mr. Mooney has 375,000 shares of performance-based restricted stock which vest on April 30, 2009, subject to the satisfaction of the performance conditions under the Company’s 2006 LTIP; 375,000 shares of performance-based restricted stock which vest in equal installments on each of April 30, 2007, 2008 and 2009, subject to the satisfaction of performance conditions relating to group cash flow and EBITDA in respect of 2006, 2007 and 2008, respectively; and 375,0000 shares of performance-based restricted stock which vest in equal installments on each of April 30, 2007, 2008 and 2009, subject to the satisfaction of performance conditions in respect of 2006, 2007 and 2008, respectively.

(4)          Mr. Burch has 375,000 shares of restricted stock which vest in equal installments over three years on each of January 15, 2007 and 2008 and December 31, 2008.

(5)          Mr. Burch has 375,000 shares of performance-based restricted stock which vest in equal installments over three years on March 15, 2007, 2008 and 2009, subject to the satisfaction of performance conditions in respect of 2006, 2007 and 2008, respectively.

(6)          Mr. Burch has 125,000 shares of performance-based restricted stock which vest on April 30, 2009, subject to the satisfaction of the performance conditions under the 2006 LTIP. Under Mr. Burch’s employment agreement, he is entitled to be granted 125,000 shares of restricted stock in 2007 and 2008 which will have three year “cliff” vesting schedules, with vesting based upon achievement of performance conditions.

(7)          Mr. Kerrest has 300,000 options which vest in equal installments over three years on each of September 20, 2007, 2008 and 2009.

(8)          Mr. Kerrest has 40,700 options which vest in equal installments over five years on each of January 1, 2007, 2008, 2009, 2010 and 2011.

(9)          Mr. Kerrest has 24,466 restricted stock units granted to him under the Company’s 2006 LTIP. If the 50% threshold performance is achieved under the 2006 LTIP, 6,116 restricted stock units would vest. Under the 2006 LTIP, a maximum of 24,466 restricted stock units can vest if the maximum threshold performance is achieved.

(10)   Mr. Berkett has 400,000 options which vest in equal installments over four years on each of  September 20, 2007, 2008, 2009 and 2010.

(11)   Mr. Berkett has 51,605 options which vest in equal installments over five years on each of January 1, 2007, 2008, 2009, 2010 and 2011.

(12) Mr. Berkett has 41,666 shares of restricted stock which vested on March 16, 2007, 41,667 shares of restricted stock which will vest on March 16, 2008 and 41,667 shares of restricted stock which will vest on March 16, 2009.

(13) Mr. Berkett has 31,510 restricted stock units granted to him under the Company’s 2006 LTIP. If the 50% threshold performance is achieved under the 2006 LTIP, 7,887 restricted stock units would vest. Under the 2006 LTIP, a maximum of 31,510 restricted stock units can vest if the maximum threshold performance conditions is achieved.

(14) Mr. Duffy is not presently employed by the Company. He had 200,000 options which were due to vest in equal installments over two years on each of August 15, 2007 and 2008. As a result of Mr. Duffy’s non-renewal of employment effective January 15, 2007, these options were forfeited upon his leaving.

(15) Mr. Smith is not presently employed by the Company. He had 51,585 options which were due to vest on July 19, 2007. These options were accelerated in accordance with our compromise agreement with Mr. Smith in connection with his termination.

(16) Mr. Smith had 39,205 options which were due to vest in equal installments over five years on each of  January 1, 2007, 2008, 2009, 2010 and 2011. 7,841 of these options vested on January 1, 2007 and the remaining options were forfeited.

(17) Mr. Smith had 25,000 shares of restricted stock which were due to vest on April 30, 2008 and a further 12,500 shares of restricted stock which were due to vest on April 30, 2009. The vesting of the 25,000 shares of restricted stock due to vest on April 30, 2008 was accelerated in accordance with the compromise agreement with Mr. Smith. The remaining shares of restricted stock were forfeited.

(18) Mr. Smith had 23,938 restricted stock units granted to him under the Company’s 2006 LTIP. If the 50% threshold performance had been achieved under the 2006 LTIP, 5,984 restricted stock units would have vested. Under the 2006 LTIP, a maximum of 23,938 restricted stock units could have vested if the maximum threshold performance is achieved. These restricted stock units were forfeited upon Mr. Smith’s termination.

(19) Mr. Stenham passed away in October 2006. These options were granted by Telewest prior to its Merger with the Company.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes, for each of the named executive officers listed, (1) stock option exercises during 2006, including the number of shares acquired on exercise and the value realized and (2) restricted stock vestings that occurred during 2006, including the number of shares acquired on vesting and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
James F. Mooney(1)	29,012	$675,109	41,666	$1,077,793
Stephen A. Burch	—	—	—	—
Jacques D. Kerrest	—	—	—	—
Neil A. Berkett	—	—	—	—
Neil R. Smith(2)	164,416	2,488,616	—	—
Simon P. Duffy(3)	166,665	4,553,288	—	—
Anthony (Cob) Stenham(4)	240,039	6,299,610	—	—

(1)          Mr. Mooney exercised 29,012 options on April 3, 2006 with an exercise price of $6.00 and a mid-market share price of $29.27. The options were issued under the Amended and Restated Virgin Media 2004 Stock Incentive Plan which uses the mid-market price of the common stock on the exercise date to calculate the value realized from the option exercise. Mr. Mooney also acquired the following number of shares on the vesting of restricted stock:  10,415 shares on January 17, 2006 with a mid-market share price of $26.55; 10,417 shares on April 17, 2006 with a mid-market share price of $27.44; 10,417 shares on July 17, 2006 with a mid-market share price of $23.02; and 10,417 shares on October 16, 2006 with a mid-market share price of $26.46.

(2)          Mr. Smith exercised 29,001 options on March 3, 2006 with an exercise price of $0.02 and a closing share price of $27.76; 125,747 options on March 8, 2006 with an exercise price of $15.32 and a closing share price of $27.00; and 9,668 options on July 19, 2006 with an exercise price of $0.02 and a closing share price of $22.30. The options were issued under the Virgin Media Inc. 2004 Stock Incentive Plan (formerly the Telewest Global, Inc. 2004 Stock Incentive Plan) which uses the closing price of the common stock on the exercise date to calculate the value realized from the option exercise.

(3)          Mr. Duffy exercised 166,665 options on March 3, 2006 with an exercise price of $0.01 and a mid-market share price of $27.33. The options were issued under the Amended and Restated Virgin Media 2004 Stock Incentive Plan which uses the mid-market price of the common stock on the exercise date to calculate the value realized from the option exercise.

(4)          Mr. Stenham exercised 174,275 options on March 3, 2006 with an exercise price of $0.02 and a closing share price of $27.76 and 65,764 options on July 19, 2006 with an exercise price of $0.02 and a closing share price of $22.30. The options were issued under the Virgin Media Inc. 2004 Stock Incentive Plan

(formerly the Telewest Global, Inc. 2004 Stock Incentive Plan) which uses the closing price of the common stock on the exercise date to calculate the value realized from the option exercise.

NON-QUALIFED DEFERRED COMPENSATION

The following table summarizes the non-qualified deferred compensation for our named executive officers in 2006.  All amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.8429 per £1.00.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)
Simon P. Duffy(1)	$0	$46,071	$162,306	$0	$1,758,238

(1)   Mr. Duffy is not presently employed by the Company. He is a member of the Virgin Media Limited FURBS, a funded unapproved retirement benefit scheme.  This defined contribution plan is not tax-qualified in the U.S. or the U.K.  All of the Company’s contributions are paid into the plan.  Amounts contributed by the Company are reported in the Summary Compensation Table under All Other Compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance and Change in Control Benefits Provided Pursuant to Employment Agreements

James F. Mooney

Under his employment agreement, we are obligated to provide Mr. Mooney with the following severance payments and benefits upon termination of his employment under the indicated circumstances while the employment agreement is in effect:

•       Termination by the Company without cause: Earned but unpaid base salary and an amount equal to such reasonable and necessary business expenses incurred by Mr. Mooney prior to the termination date; base salary and bonus continuation for one year; as to two-thirds of the shares of restricted stock granted to Mr. Mooney in connection with the amendment and restatement of his employment agreement, accelerated vesting of that portion of the award that is due to vest within one year following the termination date and forfeiture of the balance; as to the remaining one-third of the shares of restricted stock granted to Mr. Mooney, accelerated vesting of one-third with the compensation committee or the board retaining the discretion to vest some or all of the balance; health insurance and life insurance according to our normal policies regarding these benefits and travel expenses.

•       Termination for death or disability, cause, or by mutual agreement of the parties:  Earned but unpaid base salary and an amount equal to such reasonable and necessary business expenses incurred by Mr. Mooney prior to the termination date.

In addition, Mr. Mooney will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

Upon a change in control of the company, two-thirds of the shares of restricted stock granted to Mr. Mooney in connection with the amendment and restatement of his employment agreement will vest immediately less any shares that have already vested. The remaining one-third of the shares subject to such award will vest as follows: (i) if the change in control occurs during the 2006 fiscal year, one-third of those shares will automatically vest and the compensation committee or Board will have the discretion to vest all or any part of the additional shares, (ii) if the change in control occurs during the 2007 fiscal year, two-thirds of those shares will automatically vest and the compensation committee or board will have the discretion to vest all or any part of the additional shares and (iii) if the change in control occurs during the 2008 fiscal year, all of those shares will automatically vest.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 29, 2006, the last business day in 2006, and a closing share price of $25.24 per share on December 29, 2006.

Benefit	Termination without Cause ($)		Termination for Cause ($)		Death or Disability / By Mutual Agreement ($)		Change in Control / Acceleration Event ($)
Severance Payment	$1,650,000	(1)	—		—		$1,650,000	(1)
Restricted Stock	9,465,000	(2)	—		—		22,085,000	(3)
Options	2,326,078	(4)	2,326,078	(5)	2,326,078	(6)	5,212,078	(7)

(1)   Mr. Mooney would be entitled to one year of his base salary of $1,250,000 and bonus of $400,000 assuming 100% on-target performance is achieved.

(2)   Mr. Mooney’s 250,000 shares of performance-based restricted stock with performance conditions based on the 2006 fiscal year and 125,000 shares (or one-third) of his performance-based restricted stock subject to a three year “cliff” vesting would vest.  The remaining shares would be forfeited.

(3)   Upon an Acceleration Event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan) in 2006, Mr. Mooney’s 750,000 shares of restricted stock based on annual performance conditions would vest and 125,000 shares (or one third) of his performance-based restricted stock subject to three year performance conditions would vest.  Each of the compensation committee and the board has the discretion to vest the remaining unvested shares of restricted stock.

(4)   Mr. Mooney would have three months to exercise his 120,898 vested options.  His 150,000 unvested options would be forfeited on the termination date.

(5)   Assumes Mr. Mooney exercises his 120,898 vested options at or prior to his termination date.  Upon a termination for cause, Mr. Mooney’s vested and unvested options would be forfeited on the termination date.

(6)   Mr. Mooney would have one year to exercise his 120,898 vested options upon his death.  His 150,000 unvested options would be forfeited on the termination date.

(7)   Upon a change in control or Acceleration Event, all of Mr. Mooney’s 270,898 vested and unvested options would be exercisable.

Stephen A. Burch

Under his employment agreement, we are obligated to provide Mr. Burch with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•       Terminated by the Company without cause or constructive termination without cause:  Earned but unpaid annual base salary and cash bonus and, upon the execution of a general release of claims in favor of the Company, a lump-sum severance payment equal to two times his annual base salary.

•       Termination by the Company for cause:  Earned but unpaid base salary and benefits.

•       Termination for death or disability:  Death or disability benefits (as applicable) pursuant to the plans, programs, policies and arrangements of the Company affiliated group as are then in effect with respect to executive officers.

•       Termination upon non-renewal of term:  Mr. Burch’s employment agreement provides that his employment will end on December 31, 2008 unless he and the Company agree otherwise. In such event, upon the execution of a general release of claims in favor of the Company, Mr. Burch will be entitled to a lump-sum severance payment equal to one-half of his annual base salary. Mr. Burch will also be entitled to receive an additional one month of base salary for each month that he remains unemployed following the end of the six-month period after termination, up to an additional six months of base salary. In addition, Mr. Burch will be entitled to his full bonus for the 2008 fiscal year.

Mr. Burch will be subject to non-competition and non-solicitation covenants that survive for eighteen months following his termination of employment with us.

Upon a change of control of the Company, the portion of the restricted stock granted to Mr. Burch with his employment agreement upon signing will vest. In addition, the vesting shares of restricted stock that were granted as a long-term incentive award will also accelerate.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 29, 2006, the last business day in 2006, and a closing share price of $25.24 per share on December 29, 2006.

Benefit(1)	Termination without Cause ($)		Death or Disability ($)		Non- renewal of Term ($)		Termination for Cause ($)		Change in Control / Acceleration Event ($)
Severance Payment	$1,500,000	(2)	—		$750,000	(3)	—		$1,500,000	(4)
Restricted Stock	6,310,000	(5)	$6,310,000	(5)	6,310,000	(5)	$6,310,000	(5)	22,085,000	(6)

(1)   Mr. Burch would be entitled to accrued and unpaid vacation to the termination date.

(2)   Mr. Burch would be entitled to two times his annual base salary of $750,000.

(3)   Mr. Burch would entitled to one-half of his annual base salary and an additional one month of base salary for each month that he remains unemployed following the end of the six-month period after termination up to a maximum of one times his annual base salary of $750,000.

(4)   If Mr. Burch is terminated without cause within one year of a change in control, it would considered a constructive termination without cause and he would be entitled to two times his annual base salary of $750,000.

(5)   Mr. Burch’s 250,000 shares of performance-based restricted stock with performance conditions based on the 2006 fiscal year would vest.  The remaining shares would be forfeited.

(6)   Upon an Acceleration Event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan) in 2006, Mr. Burch’s 750,000 shares of restricted stock based on annual performance conditions would vest and 125,000 shares (or one third) of his performance-based restricted stock subject to three year performance conditions would vest.  Each of the compensation committee and the board has the discretion to vest the remaining unvested shares of restricted stock.

Jacques D. Kerrest

Mr. Kerrest’s employment agreement expired on December 31, 2006. We are presently discussing the terms of an extension to his employment agreement with Mr. Kerrest. Under his previous employment agreement, we were obligated to provide Mr. Kerrest with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•       Termination without cause or constructive termination without cause:  Earned but unpaid annual base salary and cash bonus and, upon the execution of a general release of claims in favor of the Company, a lump-sum severance payment equal to three times his annual base salary.

•       Termination by the Company for cause or upon termination by Mr. Kerrest with 30 days’ notice (other than a constructive termination without cause):  Earned but unpaid base salary and benefits.

•       Termination for death or disability:  Earned but unpaid base salary and benefits plus death or disability pursuant to the plans and programs of the Company.

•       Termination upon non-renewal of term:  Upon the execution of a general release of claims in favor of the Company, Mr. Kerrest would be entitled to a lump-sum severance payment equal to one-half of his annual base salary. Mr. Kerrest would also be entitled to receive an additional one month of base salary for each month that he remains unemployed following the end of the six-month period following termination, up to an additional six months of base salary.

Mr. Kerrest would be subject to non-competition and non-solicitation covenants that survive for eighteen months following his termination of employment with us.

The agreement provided that if a change of control occurred, all of Mr. Kerrest’s stock options would become fully vested. It further provided that if within one year following the change of control he was terminated without cause, the termination would be considered a constructive termination without cause and he would be entitled to a lump-sum payment equal to three times his base salary.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 29, 2006, the last business day in 2006, and a closing share price of $25.24 per share on December 29, 2006.  All amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.8429 per £1.00.

Benefit(1)	Termination without Cause ($)		Death or Disability ($)		Non- renewal of Term ($)		Termination for Cause ($)		Change in Control / Acceleration Event ($)
Severance Payment	$1,824,471	(2)	—		$608,157	(3)	—		$1,824,471	(4)
Options	220,000	(5)	$220,000	(6)	220,000	(5)	$220,000	(7)	579,035	(8)

(1)   Mr. Kerrest would be entitled to accrued and unpaid vacation to the termination date.

(2)   Mr. Kerrest would be entitled to three times his base salary of £330,000.

(3)   Mr. Kerrest would entitled to one-half of his annual base salary and an additional one month of base salary for each month that he remains unemployed following the end of the six-month period after termination up to a maximum of one times his annual base salary of £330,000.

(4)   If Mr. Kerrest is terminated without cause within one year of a change in control, it would considered a constructive termination without cause and he would be entitled to two times his annual base salary of £330,000.

(5)   Mr. Kerrest would have three months to exercise his 200,000 vested options.  His 340,070 unvested options would be forfeited on the termination date.

(6)   Mr. Kerrest would have one year to exercise his 200,000 vested options.  His 340,070 unvested options would be forfeited on the termination date.

(7)   Assumes Mr. Kerrest exercises his 200,000 vested options at or prior to his termination date.  Upon a termination for cause, Mr. Kerrest’s vested and unvested options would be forfeited on the termination date.

(8)   Upon a change in control, all of Mr. Kerrest’s 540,070 vested and unvested options would be exercisable.  Mr. Kerrest’s 24,466 restricted stock units would be forfeited.

Neil A. Berkett

Under his employment agreement, we are obligated to provide Mr. Berkett with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•       Termination other than cause and in lieu of the notice period:  Base salary, car and fuel allowance, medical and dental premiums and holiday pay, pension contributions, and the Company will have the discretion to pay to Mr. Berkett a pro rata amount of his annual bonus. The notice period for a termination by the Company is twelve months and for a termination by Mr. Berkett is six months.

•       Termination for cause:  Earned but unpaid salary and benefits.

Mr. Berkett will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

If a change of control occurs, all of Mr. Berkett’s stock options will become fully vested and all of the shares of restricted stock granted to Mr. Berkett with his employment agreement will become fully vested. If, within one year following the change of control, Mr. Berkett’s employment is terminated without cause, he will be entitled to a lump-sum payment equal to two times his base salary. No other termination payments will apply.

The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 29, 2006, the last business day in 2006, and a closing share price of $25.24 per share on December 29, 2006.  All amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.8429 per £1.00.

Benefit(1)	Termination other than Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)		Change in Control / Acceleration Event ($)
Severance Payment	$982,770	(2)	—		$783,233	(3)
Restricted Stock	—	(4)	—	(4)	3,155,000	(5)
Options	6,000	(6)	$6,000	(7)	55,386	(8)

(1)   Mr. Berkett would also be entitled to accrued and unpaid vacation to the termination date.

(2)   The Company is required to give Mr. Berkett twelve months’ notice of his termination.  Mr. Berkett would be entitled to his base salary, car and fuel allowance, pension contribution, medical and dental premiums and holiday pay.  The Company has the discretion to give a pro rata amount of his annual bonus.  The amount included in the table is based on Mr. Berkett’s 2006 compensation.

(3)   If Mr. Berkett is terminated without cause within one year of a change in control, it would considered a constructive termination without cause and he would be entitled to two times his annual base salary of £425,000. No other termination payments will apply.

(4)   At December 31, 2006, Mr. Berkett did not have any vested shares of restricted stock.

(5)   Mr. Berkett’s 125,000 shares of restricted stock would vest.

(6)   Mr. Berkett would have three months to exercise his 100,000 vested options.  His 451,605 unvested options would be forfeited on the termination date.

(7)   Assumes Mr. Berkett exercises his 100,000 vested options at or prior to his termination date.  Upon a termination for cause, Mr. Berkett’s vested and unvested options would be forfeited on the termination date.

(8)   Upon a change in control, all of Mr. Berkett’s 551,605 vested and unvested options would be exercisable.  Mr. Berkett’s 31,510 restricted stock units would be forfeited.

Neil R. Smith

Mr. Smith’s employment terminated by agreement with us on February 28, 2007 and, in connection with the termination, we entered into a compromise agreement with Mr. Smith. Under the agreement and upon the execution of a general release in favor of the Company, Mr. Smith was paid £687,500 and became entitled to six months of outplacement counseling services and a bonus opportunity for the 2006 year with a target payout of 50% of base salary and a maximum payout of 100% of base salary. Mr. Smith also received accelerated vesting of (i) 9,668 shares to purchase stock options with an exercise price of $0.02 per share, (ii) 41,917 stock options with an exercise price of $15.32 per share, and (iii) 25,000 shares of restricted stock. Mr. Smith forfeited all remaining options and shares. In addition, Mr. Smith is subject to non-competition and non-solicitation covenants that survive for six months following termination of employment.

Pursuant to his employment agreement, we were obligated to provide Mr. Smith with the following severance payments and benefits upon termination of his employment under the following circumstances:

•       Other than cause and in lieu of the notice period:  Base salary in lieu of the notice period. The notice period for a termination by the Company was twelve months and for a termination by Mr. Smith is six months.

•       For cause:  Earned but unpaid salary and benefits.

If a change of control had occurred, all of Mr. Smith’s stock options and shares of restricted stock would have become fully vested.

Simon P. Duffy

Mr. Duffy’s employment ended on January 15, 2007. Consistent with the provisions of his employment agreement for termination(s) upon non-renewal of the employment term, Mr. Duffy was paid a lump sum equal to two times his base salary (or £1,000,000) as consideration for his execution of a general release. Mr. Duffy was also entitled to his 2006 bonus and received a payment of £500,000. In addition, Mr. Duffy and his family are entitled to continued medical benefits under the terms of the Company’s plans for one year. In 2006, we paid £8,104 in medical benefit premiums on behalf of Mr. Duffy. Mr. Duffy is subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

Under his employment agreement, we were obligated to provide Mr. Duffy with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

•       Termination without cause or “constructive termination without cause”:  Earned but unpaid annual base salary and cash bonus and, upon the execution of a general release of claims in favor of the Company, a lump-sum severance payment equal to 3 times his annual base salary.

•       Termination by the Company for cause or upon termination by Mr. Duffy with 30 days notice (other than a constructive termination without cause):  Earned but unpaid base salary and benefits.

•       Termination for death or disability:  Earned but unpaid base salary and benefits plus death or disability benefits pursuant to the plans and programs of the Company.

Under his employment agreement, if a “change of control” had occurred, all of Mr. Duffy’s stock options would have become fully vested.

Anthony (Cob) Stenham

Mr. Stenham passed away in October 2006. Upon his death, Mr. Stenham’s estate received a £50,000 payment from the Company in lieu of a contribution to Mr. Stenham’s pension plan. In addition, Mr. Stenham’s estate was granted an extension of time to exercise his stock options following the appointment of an executor to his estate. One tranche of his options was permitted to be exercised within one day of the appointment of the executors of Mr. Stenham’s estate and the second tranche was permitted to be exercised within sixty days of such appointment. Other than these benefits, all of our obligations to make any further payments to Mr. Stenham terminated upon his death, other than with respect to any unpaid base salary.

RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We review relationships and transactions in which we and our significant shareholders, directors and executive officers or their immediate family members are participants. Our code of ethics for principal executive and senior financial officers, our code of conduct, and our audit committee charter require that related party transactions be approved by our audit committee. Our general counsel and legal department have the primary responsibility for developing and implementing procedures to obtain information from our directors and executive officers with respect to related person transactions. Our general counsel then determines, based on the facts and circumstances, whether a related person has a direct or indirect material interest in a transaction with us such that the transaction requires audit committee approval.

Related Party Transactions

The following are the related parties with which we have entered into transactions as described below:

Virgin Group Companies

Virgin Entertainment Investment Holdings Limited, or VEIH, became a holder of our common stock on July 4, 2006 as a result of our acquisition of Virgin Mobile on July 4, 2006. As of December 31, 2006, VEIH, which is indirectly owned by trusts whose principal beneficiaries are Sir Richard Branson and members of his family, owned 10.5% of our common stock. We have entered into various transactions described below in which affiliates of VEIH had a material interest, whether direct or indirect. The agreements described in (a), (b) and (c) below were agreed in conjunction with VEIH’s acquisition of its interest in us, and consequently were approved by our full board of directors in connection with that transaction and the trademark license and other arrangements referred to below, rather than by our audit committee. The transactions described in (d) below were entered into prior to VEIH’s acquisition of an interest in us. The transaction described in (e) below will be presented for approval at our next audit committee meeting.

a)               Trademark License Agreement with Virgin Enterprises Limited

On April 3, 2006, we entered into a trademark license agreement with Virgin Enterprises Limited, or VEL, under which we are entitled to use the Virgin Media name and to use certain Virgin trademarks within the United Kingdom and Ireland. The agreement provides for a royalty of 0.25% per annum of our revenue from the relevant businesses, subject to a minimum annual royalty of £8.5 million (the royalty would have been £9 million based on our combined historical NTL and Telewest 2005 revenues including revenue from Virgin Mobile and our subsidiary Virgin.net). The agreement has a term of 30 years. It can be terminated after 10 years on one year’s notice, and it is subject to earlier termination by us in certain other circumstances, including (subject to specified payments) upon a change of control. We incurred royalties owed to VEL of £4.8 million in 2006 under this license agreement, of which £2.1 million was payable at the year end.

With effect from February 8, 2007 we agreed in principle with VEL to extend the trademark license agreement to permit our content subsidiary, formerly known as Flextech Television Limited, to use the Virgin Media TV name and marks. The proposed agreement provides for a royalty of 0.25% per annum of our content revenue, subject to a minimum annual royalty of £200,000.

b)               Service Agreement with Virgin Retail Limited

We have agreements with Virgin Retail Limited, or VRL, relating to sales of our communications services (notably mobile telephony, but expanding to include internet, television and fixed line telephony), through the various Virgin Megastore outlets. We incurred expenses in 2006 of £1.8 million under these agreements. As part of the agreements, VRL passes through proceeds on sales of handsets, vouchers and other stock items to us. We recognized revenues from these agreements totaling £5.7 million during 2006.

c)                Service Agreement with Virgin Group Investments Limited

We also have an agreement with Virgin Group Investments Limited, Sir Richard Branson’s employer, and Virgin Management Limited, relating to personal public appearances by Sir Richard to promote us and our services. We are obligated to pay an annual fee of £100,000 under this agreement. In 2006, we incurred £60,822 under this agreement.

d)               Other ordinary course agreements with VEL affiliates

We have entered into a number of agreements with VEL affiliates in the ordinary course of business. These include the following:

(i)    a license from Voyager Group Limited, an affiliate of VEL, to occupy the 5th Floor, The Communications Building, 48 Leicester Square, London, in return for which we pay a license fee. This space was occupied by Virgin Mobile prior to our acquisition of that company. We incurred expenses of £267,884 in 2006 under this agreement since our acquisition; and

(ii)   a telecommunications services agreement with Virgin Atlantic Airways and Virgin Holidays. These contracts were entered into prior to VEL acquiring its interest in us. We had aggregate revenues of £901,409 in 2006 under these contracts.

e)                Sales promotions with Virgin Games

In 2006, we entered into promotional arrangements whereby the products and services of Virgin Games, a division of Virgin.com Limited, are promoted on our internet portal at www.virginmedia.com. We received payment of £78,302 from Virgin Games in 2006 in connection with these arrangements.

Eden McCallum Limited

We engaged Eden McCallum Limited, a consulting firm, to prepare a revenue synergies analysis for our integration of Virgin Mobile. Dena McCallum, who is the wife of our director Gordon McCallum, is the Joint Managing Director of Eden McCallum Limited and is one of its main shareholders. We incurred consultancy expenses in 2006 under these arrangements totaling £120,970. This transaction will be presented for approval at our next audit committee meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2007, except as otherwise indicated in the footnotes to the table, information regarding the beneficial ownership of our common stock by:

•       each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•       each of our directors;

•       each of our present executive officers;

•       each executive officer named in the “Summary Compensation Table”; and

•       all of our present directors and executive officers as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent that power may be shared with a spouse. Unless otherwise indicated, the address for each individual listed below is 909 Third Avenue, Suite 2863, New York, New York 10022.

	Amount and Nature of Beneficial Ownership(1)			Percent
Name	Common Stock	Warrants	Total	Beneficially Owned(2)
5% stockholders:
Virgin Entertainment Investment Holdings Limited(3)	34,260,959	0	34,260,959	10.5%
Franklin Mutual Advisers, LLC(4)	29,901,710	0	29,901,710	9.2%
Ameriprise Financial, Inc.(5)	29,140,011	0	29,140,011	8.9%
W. R. Huff Asset Management Co., L.L.C.(6)	18,937,712	0	18,937,712	5.8%
France Télécom(7)	0	17,797,362	17,797,362	5.4%
Present directors:
Edwin M. Banks(8)	250,000	0	250,000	Under 1%
Jeffrey D. Benjamin(9)	347,930	0	347,930	Under 1%
Stephen A. Burch(10)	768,874	0	768,874	Under 1%
William J. Connors(11)	268,013	0	268,013	Under 1%
David K. Elstein(8)	250,000	0	250,000	Under 1%
Charles K. Gallagher(8)	250,000	0	250,000	Under 1%
William R. Huff(6)	18,937,712	0	18,937,712	5.8%
Gordon D. McCallum	0	0	0	Nil
James F. Mooney(12)	1,393,682	0	1,393,682	Under 1%
George R. Zoffinger(8)	250,000	0	250,000	Under 1%
Present executive officers that are not directors:
Neil A. Berkett(13)	249,747	0	249,747	Under 1%
Robert C. Gale(14)	80,959	0	80,959	Under 1%
Bryan H. Hall(15)	261,594	0	261,594	Under 1%
Jacques D. Kerrest(16)	242,480	0	242,480	Under 1%
Malcolm R. Wall(17)	272,447	0	272,447	Under 1%
Additional executive officers named in “Summary Compensation Table”:
Simon P. Duffy(18)	1,116,668	0	1,116,668	Under 1%
Neil R. Smith(19)	111	0	111	Under 1%
All present directors and executive officers as a group (15 persons):	23,669,938	0	23,669,938	7.2%

       (1) All share amounts take into account the conversion of shares in the Merger.

       (2) Applicable percentage of beneficial ownership is based on 326,599,980 shares of common stock outstanding as of March 31, 2007.

       (3) The information concerning Virgin Entertainment Investment Holdings Limited (“VEIHL”) is based solely upon a Schedule 13D filed by Virgin Management Limited with the SEC on July 14, 2006. The address of VEIHL is Craigmur Chambers, Road Town, Tortola D8, British Virgin Islands. The Schedule 13D was jointly filed by: (i) Deutsche Bank Trustee Services (Guernsey) Limited, a company governed under the laws of Guernsey, in its capacity as Trustee, and on behalf, of The Virgo Trust, The Libra Trust, The Jupiter Trust, The Mars Trust, The Venus Trust, The Leo Trust and The Gemini Trust, trusts governed under the laws of England and Wales; Abacus (C.I.) Limited, a company governed under the laws of Jersey, in its capacity as Trustee, and on behalf, of The Aquarius Trust, The Aries Trust, The Capricorn Trust, The Pisces Trust and The Saturn Trust, trusts governed under the laws of England and Wales; (ii) Cougar Investments Limited (“Cougar”), a Jersey company; (iii) Plough Investments Limited (“Plough”), a Jersey company; (iv) Sir Richard Charles Nicholas Branson (“Richard Branson”), a citizen of the United Kingdom; (v) Grenache Holdings Limited (“Grenache”), a British Virgin Islands holding company jointly-owned by the Trusts, Cougar, Plough and Richard Branson; (vi) Corvina Holdings Limited (“Corvina”), a British Virgin Islands corporation and a wholly-owned subsidiary of Grenache; and (vii) VEIHL, a British Virgin Islands holding company and a wholly-owned subsidiary of Corvina (collectively the “Virgin Group Reporting Persons”). Each of the Virgin Group Reporting Persons other than VEIHL does not directly own any shares of our common stock. Each of the Virgin Group Reporting Persons, however, has the ability to direct the management, business and affairs of its wholly-owned subsidiary, including with respect to the voting, or disposal, of our common stock held by VEIHL. VEIHL, which directly holds the shares of our common stock, has the direct power to vote and dispose of such shares.

       (4) The information concerning Franklin Mutual Advisers, LLC is based solely upon a Schedule 13G filed by Franklin Mutual Advisers, LLC with the SEC on January 31, 2007. The address of Franklin Mutual Advisers, LLC is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin Mutual Advisers is an investment advisor registered under the Investment Advisers Act of 1940. Franklin Mutual Advisers is the investment advisor to investment companies or other managed accounts which are the beneficial owners of shares of our common stock. Pursuant to investment advisory agreements between Franklin Mutual Advisers and its advisory clients, Franklin Mutual Advisers is vested with all investment and voting power with respect to these shares.

       (5) The information concerning Ameriprise Financial, Inc. is based solely upon a Schedule 13G filed by Ameriprise Financial, Inc. with the SEC on February 14, 2007. The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

       (6) The information concerning W. R. Huff Asset Management Co., L.L.C. (“Huff Asset Management”) is based solely upon a Schedule 13D filed by Huff Asset Management with the SEC on January 18, 2007. The address of Huff Asset Management is 67 Park Place, Morristown, New Jersey 07960. Huff Asset Management, a Delaware limited liability company, and certain other limited partnerships and limited liability companies affiliated with Huff Asset Management (together with Huff Asset Management, the “Huff Entities”) for their clients and/or on behalf of separately managed accounts (collectively, the “Huff Accounts”) have been issued and/or have acquired, in the aggregate, 18,687,712 shares of our common stock (the “Huff Shares”). Huff Asset Management is an investment manager with discretionary authority over separate accounts that own the shares. Mr. Huff, one of our directors, is the principal and president of Huff Asset Management. Mr. Huff possesses sole power to vote and direct the disposition of all of our securities held by or on behalf of the entities named above and/or the managed accounts, subject to internal screening and other securities law compliance procedures. Mr. Huff individually holds options exercisable within 60 days after the date hereof for a total of 250,000 shares of the common stock. Thus, for the purposes of Reg. Section 240,13d-3,

Mr. Huff is deemed to beneficially own 18,937,712 shares, or approximately 5.8% of our shares outstanding. Mr. Huff’s interest in the Huff Shares is limited to his pecuniary interest in the Huff Entities and for the Huff Accounts.

       (7) The information concerning France Télécom is based solely upon a Schedule 13G filed by France Télécom with the SEC on March 12, 2003. The address of France Télécom is 6 Place d’Allerby, 75505 Paris, Cedex 15, France. France Télécom holds Series A warrants exercisable for 17,797,362 shares of our common stock through its indirect wholly owned subsidiary Rapp 26, a société anonyme organized under the laws of France. Our Series A warrants currently are exercisable at a price of $105.17 share.

       (8) Includes options to purchase 250,000 shares of our common stock that are exercisable within 60 days after the date hereof.

       (9) Includes 97,370 shares of our common stock and options to purchase 250,000 shares of our common stock that are exercisable within 60 days after the date hereof.

(10) Includes 143,874 shares of common stock, 250,000 shares of time-based restricted stock held in escrow and 375,000 shares of performance-based restricted stock held in escrow.

(11) Includes options to purchase 268,013 shares of common stock that are exercisable with 60 days after the date hereof.

(12) Includes 110,284 shares of common stock, 1,125,000 shares of performance-based restricted stock held in escrow, and options to purchase 150,398 shares of our common stock that are exercisable within 60 days after the date hereof.

(13) Includes 24,582 shares of common stock, 83,334 shares of time-based restricted stock held in escrow, 31,510 performance-based restricted stock units, and options to purchase 110,321 shares of our common stock that are exercisable within 60 days after the date hereof.

(14) Includes 12,991 shares of common stock, 7,482 shares of time-based restricted stock held in escrow, 18,631 performance-based restricted stock units, and options to purchase 41,855 shares of our common stock that are exercisable within 60 days after the date hereof.

(15) Includes 12,948 shares of common stock, 45,000 shares of time-based restricted stock held in escrow, 33,457 performance-based restricted stock units, and options to purchase 220,189 shares of our common stock that are exercisable within 60 days after the date hereof.

(16) Includes 10,000 shares of common stock, 24,466 performance-based restricted stock units, and options to purchase 208,014 shares of our common stock that are exercisable within 60 days after the date hereof.

(17) Includes 19,666 shares of common stock, 83,334 performance-based shares of restricted stock held in escrow, 25,948 performance-based restricted stock units, and options to purchase 143,499 shares of our common stock that are exercisable within 60 days after the date hereof.

(18) Includes options to purchase 1,116,668 shares of our common stock that are exercisable within 60 days after the date hereof.

(19) As of March 31, 2007, Mr. Smith had exercised his options and sold all of his holdings of our common stock except for 111 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC, and with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by the SEC’s regulations to furnish us with a copy of all Section 16(a) forms and reports they file.

To our knowledge, based solely on a review of reports furnished to us and written representations that no other reports were required during this financial year ended December 31, 2006, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except in the following instances: Mr. Neil A. Berkett was late in filing his Form 4 relating to his grant of restricted stock in April 2006 and his Form 4 relating to his grant of stock options in June 2006; Mr. Gordon D. McCallum was late in filing his Form 3 in September 2006; Mr. Neil R. Smith was late in filing his Form 4 relating to his grant of restricted stock in June 2006 and his Form 4 relating to the exercise of stock options in June 2006; Mr. Anthony (Cob) Stenham was late in filing his Form 4 filing relating to the exercise of stock options in July 2006; Mr. Malcolm R. Wall was late in filing his Form 3 in February 2006, his Form 4 relating to his grant of restricted stock in June 2006 and his Form 4 relating to his grant of stock options in June 2006; and Virgin Entertainment Investment Holdings Limited was late in filing its Form 3 in July 2006.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2006, which are included in the annual report on Form 10-K accompanying this proxy statement. The audit committee has discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The audit committee has also discussed with Ernst & Young its independence relative to the Company and received and reviewed written disclosures and the letter from Ernst & Young required by the Independence Standards Board Standard No. 1, which relates to Ernst & Young’s independence relative to the Company.

Based on the foregoing discussions and review, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2006 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee
Charles K. Gallagher, Chairman
Jeffrey D. Benjamin
David Elstein
George R. Zoffinger

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2008 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us at the address set forth on the first page of this proxy statement on or before December 10, 2007 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Rules of the SEC set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

Pursuant to the advance notice requirements set forth in Article II, Section 4 of our by-laws, we will consider notices of stockholder proposals to be brought before the 2008 annual meeting submitted outside the processes of Rule 14a-8 under the Exchange Act to be timely if we receive such notices not less than 75 days nor more than 90 days prior to the first anniversary of the 2007 annual meeting of stockholders. However, if the date of the 2008 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2007 annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs. You must be a stockholder of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

The stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•       a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•       the name and record address of the stockholder proposing the business;

•       the class or series and number of shares of our capital stock which are owned beneficially of record by the stockholder;

•       a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business and any material interest of the stockholder in such business; and

•       a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

The proposal or notice should be directed to the attention of the Secretary, Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022.

No business proposed by a stockholder will be conducted at the annual meeting except business brought before the meeting in accordance with the procedures set forth in Article II, Section 4 of our by-laws summarized above or under Rule 14a-8 under the Exchange Act. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of Section 4, and if the officer so determines, the officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

FORM 10-K

Our annual report on Form 10-K for the fiscal year ended December 31, 2006 is being mailed together with this proxy material. We will also mail without charge, upon written request, a copy of such annual report, including the financial statements, financial statement schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to:

Richard Williams
Virgin Media Inc.—Director Investor Relations
909 Third Avenue
Suite 2863
New York, New York 10022
Tel: +1 212 906 8447
Fax: +1 212 752 1157

OTHER BUSINESS

The board of directors is not aware of any other matters other than those set forth in this proxy statement that will be presented for action at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters should properly come before the annual meeting, or at any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By order of the board of directors,

James F. Mooney
Chairman

New York, New York
April 13, 2007

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF VIRGIN MEDIA INC.

I.                   PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Virgin Media Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

II.              COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined by resolution of the Board, each of whom will be “independent” as required by the Nasdaq Marketplace Rules, the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Each member of the Committee must be able to read and understand fundamental financial statements. Further, at least one member of the Committee must be a “financial expert”, as such term is defined in the rules and regulations of the SEC, as the Board interprets such requirement in its business judgment.

The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III.         MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as often as it determines appropriate but not less frequently than once every fiscal quarter and may hold special meetings as circumstances require. The Committee may meet separately in special session on a periodic basis with management and the Company’s independent auditors to discuss any matters that the Committee or either of these groups believe should be discussed privately.

A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV.           DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The following are within the authority of the Committee:

1.                The Committee shall be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors. The independent auditors shall report directly to the Committee.

2.                The Committee shall approve in advance all audit engagements and the terms thereof and, except as otherwise permitted under applicable laws and regulations, all permissible non-audit services by independent auditors. Approval of audit and permissible non-audit services may also be delegated to one or more designated members of the Committee, and the person(s) granting such approval shall report such approval to the full Committee at the next scheduled meeting.

3.                The Committee shall obtain from the independent auditors at least annually a formal written statement delineating all relationships between the auditor and the Company and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

4.                The Committee shall oversee the independence of the independent auditors by actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services (per item 3 above) that may impact the objectivity and independence of the independent auditors, and taking, or recommending that the full Board take, appropriate action to satisfy itself of the auditors’ independence.

5.                The Committee shall review the following:

(i)    all critical accounting policies and practices used by the Company, including analyses of the effects of alternative treatments or treatments preferred by the independent auditors of financial information discussed by the independent auditors and management and the effects of alternative disclosures and GAAP methods on the Company’s financial statements; and

(ii)   all other material written communications between the independent auditors and management, such as any “management” or “internal control” letter prepared by the independent auditors or schedule of unadjusted differences.

6.                The Committee shall review and approve the Company’s audited annual financial statements, quarterly financial statements and, as they deem appropriate, filings required under the federal securities laws; and the Committee shall review any major issues related thereto.

7.                The Committee shall attempt to resolve all disagreements between the independent auditors and management regarding financial reporting.

8.                The Committee shall review and evaluate on a regular basis the adequacy and effectiveness of the Company’s internal control structure and procedures for financial reporting and disclosure controls and procedures, and discuss with the independent auditors and management the annual internal control report made by management, and attested to by the independent auditors, that assesses such internal control structures and procedures.

9.                The Committee shall prepare the report required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement.

10.         The Committee shall review the Company’s policies relating to the avoidance of conflicts of interest and monitor compliance with the Company’s Code of Conduct and Code of Ethics; unless otherwise approved by the Board, the Committee shall approve all changes to or waivers of the Company’s Code of Conduct and Code of Ethics for executive officers or directors and must promptly disclose their existence and terms, as required by any law, regulation or Nasdaq listing standard.

11.         The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of communications regarding questionable accounting or auditing matters.

12.         The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

13.         The Committee shall review and approve all related-party transactions on an ongoing basis, other than such transactions which are approved by a comparable body of the Board.

14.         The Committee shall perform such additional activities as may be required by applicable law or Nasdaq Marketplace Rules, and shall consider such other matters, as the Committee or the Board deems necessary or appropriate.

15.         The Committee shall reassess the adequacy of this Charter on an annual basis.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Likewise, the Committee is not responsible for matters not disclosed or brought to its attention pursuant to the Company’s Code of Conduct and Code of Ethics.

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF VIRGIN MEDIA INC.

I.                   PURPOSE OF THE COMMITTEE

The purposes of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Virgin Media Inc. (the “Company”) shall be to oversee the Company’s executive compensation.

II.              COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three of more directors as determined by resolution of the Board, each of whom will be “independent” as required by the Nasdaq Marketplace Rules, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III.         MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as provided by its rules and as often as it determines appropriate but not less frequently than two times annually and may hold special meetings as circumstances require. A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV.           COMMITTEE RESPONSIBILITIES

The Committee shall have the following responsibilities:

1.                The Committee shall review and approve on an annual basis the corporate goals and objectives with respect to compensation of the Chief Executive Officer (“CEO”). Unless otherwise determined by a majority of the “independent” (as defined by the Nasdaq Marketplace Rules) directors of the Board meeting in “executive session” (as defined by the Nasdaq Marketplace Rules), the Committee shall evaluate at least once a year the CEO’s performance in light of these established goals and objectives and based upon these evaluations shall meet in “executive session” as defined in the Nasdaq Marketplace Rules to set the CEO’s annual compensation, including salary, bonus, incentive and equity compensation.

2.                The Committee shall review and approve on an annual basis the evaluation process and compensation structure for the Company’s officers. Unless otherwise determined by a majority or the “independent” (as defined by the Nasdaq Marketplace Rules) directors of the Board, the Committee shall evaluate the performance of all other officers (as defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder) of the Company and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. Unless otherwise determined by the Committee, the CEO of the Company may be present during

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discussions evaluating and setting the compensation levels of such officers but may not vote on such deliberations.

3.                The Committee shall review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans.

4.                The Committee shall produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with all applicable laws, rules and regulations.

5.                The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

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APPENDIX C

CHARTER OF THE NOMINATING SUB-COMMITTEE
OF THE EXECUTIVE COMMITTEE OF VIRGIN MEDIA INC.

I.                   PURPOSE OF THE NOMINATING SUB-COMMITTEE

The purpose of the Nominating Sub-Committee shall be to recommend to the Board individuals qualified to serve as directors of the Company.

II.              COMPOSITION OF THE COMMITTEE

The Nominating Sub-Committee shall be comprised of all members of the Executive Committee who are “independent” as required by the Nasdaq Marketplace Rules. Such members shall serve on the Nominating Sub-Committee until they resign or are removed. The Chairperson of the Nominating Sub-Committee shall be the Chairperson of the Executive Committee unless such Chairperson is not “independent” in which case the Chairperson of the Nominating Sub-Committee shall be designated by a majority vote of the Nominating Sub-Committee.

III.         MEETINGS AND PROCEDURES OF THE NOMINATING SUB-COMMITTEE

The meetings and procedures of the Nominating Sub-Committee shall be the same as determined by the Executive Committee for meetings of the Executive Committee.

IV.           DUTIES OF THE NOMINATING SUB-COMMITTEE

1.                The Nominating Sub-Committee shall establish procedures by which it actively recruits individuals qualified to become Board members and considers candidates to fill Board positions, including evaluating the suitability of potential director nominees proposed by directors, management or stockholders.

2.                The Nominating Sub-Committee shall recommend to the Board the director nominees for election by the stockholders and select persons to fill Board vacancies, as the case may be, pursuant to the by-laws of the Company, which recommendations shall be consistent with the Board’s criteria for selecting new directors and any independence requirements imposed by law, regulation or Nasdaq Marketplace Rules.

3.                The Nominating Sub-Committee shall review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including, but not limited to, an employment change, and recommend whether the director should be re-nominated.

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APPENDIX D

VIRGIN MEDIA 2007 SHARESAVE PLAN

(Approved by the HM Revenue & Customs under Schedule 3, Income Tax (Earnings and Pensions) Act 2003 on [                                                       ] under HM Revenue & Customs reference: SRS 2905)

1.                 DEFINITIONS AND INTERPRETATION

1.1   The words and expressions set out below shall have the meanings specified against them:-

“Associated Company”	shall mean an associated company as defined in Section 416(1) of the Taxes Act with the omission of the words “or at any time within one year previously”;
“the Board”	the board of directors of the Company for the time being or a duly authorized committee thereof;
“the Bonus Date”

(i) the earliest date on which the maximum bonus is payable (where pursuant to Rules 2 and 3 the repayment under the Relevant Savings Contract is taken as including the maximum bonus) or (ii) in any other case the earliest date on which a bonus (“the Standard Bonus”) is payable under the Relevant Savings Contract;

“the Company”	Virgin Media Inc.;
“control”	control as defined in Section 840 of the Taxes Act;
“Date of Adoption”	[ ] 2007;
“Date of Grant”	in relation to an Option means the date on which the Option is granted;
“the due date”	the due date referred to in Rule 5.1 for repayment to be made under a Relevant Savings Contract;
“Employee”	an individual who is a full-time director or an employee of any company within the Group;
“Eligible Employee”	(a) an Employee:-

(i) who has been in the continuous service of a company (currently within the Group) for not less than such period of time (not exceeding five years) as may be determined by the Board prior to the relevant date of grant in accordance with Rule 2); and

(ii) whose remuneration is subject to United Kingdom income tax under Part 2 of ITEPA;
(b) any other Employee whom the Board shall have determined shall be eligible to participate in the Plan;
Provided that no person shall be an Eligible Employee in any year of assessment if he is ineligible to participate in the Plan by virtue of paragraph 11 of Schedule 3 to ITEPA;

“Exercise Price”	the amount payable per Share on the exercise of an Option which amount shall be determined by the Board but shall not be less than the greater of:-
(a) 80% of the Market Price on the day on which the Board makes the relevant invitation under Rule 2.1; and
(b) (in the case of an Option to Subscribe) the nominal value of a Share;
“Financial Services Authority”	the Financial Services Authority or any body with responsibility under legislation replacing the Financial Services and Markets Act 2000 for carrying out regulatory action;
“Form of Application”	a form of application for the grant of an Option in such form as the Company may from time to time require;
“the Group”	the Company and any Subsidiary which the Board determines from time to time shall participate in the Plan and the term “Group Company” shall be construed accordingly;
“ITEPA”	Income Tax (Earnings and Pensions) Act 2003;
“London Stock Exchange”	the London Stock Exchange plc;
“Market Price”

on any day where the Shares are not listed on the London Stock Exchange or dealings in the Shares have been suspended for any reason the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Plan HM Revenue & Customs Shares and Assets Valuation; and on any day when the Shares are listed on the London Stock Exchange and dealings in the Shares are not suspended the middle market quotation of a Share derived from the London Stock Exchange Daily Official List;

“Official List”

the list maintained by the UK Listing Authority in accordance with section 74(5) of the Financial Services and Markets Act 2000 (The Official List) for the purposes of Part VI of the Financial Services and Markets Act 2000 (Official Listing);

“Option”	an option to acquire Shares granted pursuant to the Plan;
“Option Certificate”	the certificate issued pursuant to Rule 2.5;
“Option Holder”	a person to whom an Option has been granted under the Plan or, where appropriate, the personal representatives of such a person;
“Option to Subscribe”	means an Option that confers a right to subscribe for new Shares pursuant to the Plan;
“the Plan”	the Virgin Media 2007 Sharesave Plan;

“Relevant Savings Contract”

a certified contractual savings scheme within the meaning of Section 326 of the Taxes Act and approved by the Board of HM Revenue & Customs for the purposes of Schedule 3 to ITEPA which has been entered into in connection with the granting of options to acquire shares under any share option scheme approved under Schedule 3 to ITEPA (including the Plan);

“Shares”	means fully paid ordinary non-redeemable shares of common stock in the capital of the Company which satisfy the conditions specified in paragraphs 18-22 (inclusive) of Schedule 3 to ITEPA;
“Subsidiary”

a company wheresoever incorporated which is for the time being under the control of the Company provided always that such company would fall within the definition of a subsidiary under section 736 of the Companies Act 1985; and

“Taxes Act”	Income and Corporation Taxes Act 1988.

1.2   References in the Plan to a statute or a statutory provision shall include any modification re-enactment or extension thereof.

1.3   References to the masculine will include the feminine (and vice versa) and words denoting the singular shall include the plural (and vice versa).

2.                 GRANT OF OPTIONS

2.1   The Board having determined the number of Shares (if any) over which it is prepared to grant Options may invite each and every Eligible Employee to apply for an Option to acquire at the Exercise Price up to such number of Shares as the Board may specify in the invitation and as may be permitted in accordance with Rules 3 and 4. Invitations may be issued at any time provided that invitations may only be issued on or after the date on which the Plan is first approved by the HM Revenue & Customs.

2.2   An invitation shall lapse unless within such period as the Board may specify in the invitation (such period being not less than 14 days after the date on which the invitation is made):-

2.2.1     the Company shall have received a duly completed Form of Application from the Employee which shall (subject to Rule 3.1) state, inter alia, whether for the purpose of determining the number of Shares over which an Option is to be granted the repayment under the Relevant Savings Contract is to be taken as including the maximum bonus or the Standard Bonus; and

2.2.2     the Employee shall have applied to enter into a Relevant Savings Contract complying with Rule 3.1 and shall have lodged such application with the Company.

2.3   The Board shall in respect of each occasion when invitations to apply for Options are made appoint a date to be the Date of Grant for that occasion which shall not be later than 30 days following the first day by reference to which the Market Price for the relevant invitations was determined except where applications are scaled down in accordance with Rule 4.3 when it shall not be later than 42 days following such day.

2.4   Subject to Rules 3 and 4, on each Date of Grant the Board shall accept the applications of, and thereby grant Options to, those Eligible Employees who have satisfied the requirements of Rule 2.2 and who are Eligible Employees on that date. Unless the Board determines otherwise, each application shall be deemed to be for an Option over the largest whole number of Shares that can be bought at the Exercise Price with the expected repayment under the related Relevant Savings Contract at the appropriate Bonus Date, save that if the Exercise Price is nominated in US dollars then following the conversion of the repayment into US dollars.

2.5   As soon as practicable following the Date of Grant the Board shall issue to each Option Holder an Option Certificate in such form as the Board shall prescribe but stating:-

2.5.1     the Date of Grant of the Option;

2.5.2     the expected number of Shares subject to Option being (unless the Board determines otherwise) such number of Shares as the repayment under the Relevant Savings Contract can acquire following conversion of the repayment into US dollars;

2.5.3     the Exercise Price in respect of those Shares;

2.5.4     the earliest date of exercise in normal circumstances; and

2.5.5     a statement stating that the Option is personal to the Option Holder and unless specifically provided in the Plan rules, cannot be transferred, assigned, mortgaged, charged or otherwise disposed of and shall immediately become void and be of no effect in the event of the bankruptcy of the Option Holder.

3.                 CONDITIONS ATTACHING TO THE GRANT OF OPTIONS

3.1   Each Eligible Employee who wishes to apply for an Option shall first complete an application to enter into a Relevant Savings Contract under which the amount of the repayments (which at the discretion of the Company include the Standard Bonus, or the maximum bonus as the Company may permit and the Eligible Employee shall have chosen) shall on the due date as nearly as practicable equal but not exceed the aggregate of the Exercise Price for the Shares comprised in the Option.

3.2   An Option shall be personal to the Option Holder and may not, save as herein otherwise specifically provided, be transferred, assigned, mortgaged, charged or otherwise disposed of and shall immediately become void and of no effect in the event of the bankruptcy of the Option Holder.

3.3   The Company shall have the power from time to time to determine with which savings institution Eligible Employees may enter into Relevant Savings Contracts for the purpose of accumulating funds to pay the exercise price of Options.

4.                 LIMIT ON OPTIONS

4.1   No Option may be granted to an Eligible Employee which would result in the aggregate Exercise Prices of Shares comprised in outstanding Options granted to him under the Plan exceeding the maximum amount repayable (inclusive of any Standard Bonus applied under the Plan) on the respective due dates to the Employee under all his Relevant Savings Contracts.

4.2   No Employee shall make monthly contributions under Relevant Savings Contracts exceeding, in aggregate, £250 or such lesser amount as the Board may decide. The monthly savings contributions shall not be less than £5 (or such greater amount as the Board may specify not to exceed £10 per month) and shall be a multiple of £1 per month.

4.3   If pursuant to any invitation made under Rule 2.1 valid applications are received for Options over more Shares than the aggregate number for which applications were invited (or the limits referred to above are exceeded) the Board shall scale down applications by carrying out the following steps successively to the extent necessary to eliminate the excess:-

4.3.1     each application where the applicant has elected to apply the maximum bonus under the Relevant Savings Contract shall be treated as an application to apply the Standard Bonus;

4.3.2     each application shall be treated as exclusive of any bonus;

4.3.3     the contributions which each applicant has applied to make under the Relevant Savings Contract (and the number of Shares comprised in the Option) shall be scaled down as nearly as possible proportionately (contributions rounded to the nearest multiple of £1 per month), provided that in no case shall the monthly contributions be reduced below £5 per month;

4.3.4     each application where the applicant has applied for one type of Relevant Savings Contract shall be treated as an application for a Relevant Savings Contract of shorter duration; and

4.3.5     applications will be selected by lot each based on monthly contributions of £5 and exclusive of any bonus.

4.4   Each application shall be deemed to be modified or withdrawn in accordance with the foregoing and the Board shall grant Options accordingly.

5.                 EXERCISE OF OPTIONS

5.1   Subject to the provisions of Rules 6, 7 and 8 an Option may only be exercised within the six months commencing on the due date for repayment under the Option Holder’s Relevant Savings Contract. Where an Option Holder has elected to receive the maximum bonus (and Rule 4.3.1 has not been applied to reduce such bonus to the Standard Bonus) the due date shall be the earliest date on which the maximum bonus is payable. Where an Option Holder has elected to receive the Standard Bonus the due date shall be the earliest date on which the Standard Bonus is payable.

5.2   An Option shall be exercised by notice in writing (in the form prescribed by the Company provided, however, that the Board may at its discretion accept a notice of exercise in any other form which is unambiguous and substantially equivalent thereto) given by the Option Holder to the Board in respect of all or some of the Shares comprised in the Option and such notice shall be accompanied by the relevant Option Certificate and a remittance for the aggregate of the Exercise Prices payable, such payment to be made only out of the proceeds of the Relevant Savings Contract. No Option may be exercised in respect of a number of Shares the aggregate of the Exercise Prices for which exceeds the amount (including any bonus and/or interest) repaid under the Relevant Savings Contract. Any repayment under the Relevant Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

5.3   As soon as reasonably practicable and within 30 days of the receipt of notice of exercise of an Option and of the Option Certificate and the appropriate payment the Board shall procure that the Option Holder acquires the Shares in respect of which the Option has been validly exercised by either (i) allotting or procuring the allotment of Shares or (ii) transferring or procuring the transfer of Shares to the Option Holder and the Board shall issue a definitive certificate in respect of the Shares allotted or transferred (or such other evidence of allotment or issue as may be prescribed by the Board where such allotment and issue is by means of a relevant system, as defined in Regulation 2(1) of the Uncertificated Securities Regulations 1995). Save for any rights determined by reference to a date preceding the date of allotment, any Shares issued on the exercise of an Option shall rank equally with the other fully-paid Shares in issue at the date of allotment. When an Option is exercised only in part it shall lapse to the extent of the unexercised balance.

5.4   If an Option Holder obtains repayment of his contributions under a Relevant Savings Contract prior to the due date, the relevant Option shall thereupon lapse unless such Option is exercisable at the time of such repayment under Rule 6 or 7.

6.                 RIGHTS TO EXERCISE OPTIONS

6.1   Save as provided in this Rule 6 an Option shall lapse if the participant misses more than six monthly contributions under the Relevant Savings Contract or forthwith upon the Option Holder ceasing to be an Employee or, on the date of receipt by the body administering the Relevant Savings Contract of a repayment notice requesting repayment prior to the due date provided that such Option is not then capable of being exercised. No Option may be exercised by any person who is (or by the personal representatives of a person who at the date of his death was) precluded from participating in the Plan by paragraph 11 of Schedule 3 to ITEPA.

6.2   For the purposes of these Rules, where an Option Holder ceases to be an Employee because his employment is terminated by his employer without notice or where he terminates his employment with or without notice, his employment shall be deemed to cease on the date on which the termination takes effect or, if earlier, the date of giving such notice. If the Option Holder’s employment is terminated by his employer with notice his employment shall be deemed to cease on the date when such notice expires and where the employer makes a payment which is expressed to be in lieu of such notice the Option Holder’s employment shall be deemed to cease when such payment is made.

6.3   Where the holder of an unexercised Option ceases to be an Employee by reason of his death prior to the due date, the Option may be exercised by his personal representatives within twelve months of the date of death but shall lapse if it has not been exercised at the end of such period. Where the holder of an unexercised Option dies on or within 6 months after the due date the Option must be exercised (if at all) by his personal representatives within 12 months of the said due date.

6.4   Where the holder of an unexercised Option ceases to be an Employee by reason of:-

6.4.1     injury, disability, or redundancy (within the meaning of the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996); or

6.4.2     retirement either on reaching 65 years of age (which shall be the specified age for the purposes of paragraph 31 of Schedule 3 to ITEPA) or at any other age at which he is bound to retire in accordance with the terms of his contract of employment; or

6.4.3     a company ceasing to be under the control of the Company, or a business or a part of a business being transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has control any such Option must be exercised (if at all) within six months of his so ceasing or, if earlier, within six months after the due date, but (subject to Rule 6.7) shall lapse if it has not been exercised at the end of such period.

6.5   Where the holder of an unexercised Option ceases to be an Employee after the expiry of a period of three years from the relevant Date of Grant by reason of retirement with the consent of the Company before the age at which he is bound to retire in accordance with the terms of his contract of employment he may exercise any such Option within six months of the date of his so ceasing or, if earlier, within six months after the due date.

6.6   An Option Holder who continues to hold the office or employment by virtue of which he is eligible to participate in the Plan after the date on which he reaches 65 years of age may exercise his Option or Options within six months after that date or, if earlier, within six months after the due date.

6.7   If at the due date the holder of an unexercised Option has ceased to be an Employee but holds an office or employment in a company which is at the due date:-

6.7.1     an Associated Company; or

6.7.2     a company which is controlled by the Company

then any such Option may be exercised (if at all) within six months of the due date, but shall lapse if it has not been exercised at the end of the such period.

6.8   No person shall be treated for the purposes of this Rule 6 as ceasing to be an Employee until he ceases to hold an office or employment in the Company or in any Associated Company or company of which the Company has control.

7.                 CHANGES IN CONTROL

7.1   Subject to Rule 7.2 if in connection with or as a result of a general offer to shareholders in the Company (or any of them) to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company or to acquire all the Shares, the Company shall come under the control of another person any Option may be exercised at any time within the period of six months from such change of control taking place and, if it is not so exercised during this period it shall cease to be exercisable at the expiration thereof and if it is not capable of being exchanged pursuant to Rule 8 it shall lapse at the expiration thereof.

7.2   If under Sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986, or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof any person becomes bound or entitled to acquire shares of a class over which the Options have been granted the Board shall forthwith notify every Option Holder and Options may be exercised within one month of such notification, but to the extent than any Option is not so exercised within such period it shall cease to be exercisable at the expiration thereof and if it is not capable of being exchanged pursuant to Rule 8 it shall lapse on the expiration thereof.

7.3   If under Section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Option may be exercised between the date on which the Court sanctions such a compromise or arrangement (the “Sanction Date”) and the record date to determine the Shares in respect of which such compromise or arrangement becomes effective (or if such date would be on or before the Sanction Date the record date in relation to which such compromise or arrangement becomes effective) or within the period of six months of the Court sanctioning the compromise or arrangement, if this period expires earlier. Options shall not be exercisable after the said record date and if not capable of being exchanged pursuant to Rule 8 shall lapse on the expiration thereof.

7.4   If notice is duly given to members of a resolution for the voluntary winding-up of the Company Options granted under the Plan may be exercised within six months of the passing of the resolution. Subject thereto all Options shall lapse on the passing of a resolution to wind-up the Company.

7.5   Except as provided in Rule 6.3 no Option shall be capable of being exercised later than six months after the due date.

7.6   For the purposes of this Rule 7 and Rule 8, a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

7.7   Where an Option is capable of being exchanged pursuant to Rule 8 but is not exchanged pursuant to Rule 8 the Option shall lapse at the end of the relevant period specified in Rule 8.2.

8.                 OPTIONS EXCHANGE

8.1   If any company (hereafter “the Acquiring Company”):-

8.1.1     obtains control of the Company as a result of either:-

8.1.1.1         a general offer to acquire the whole of the ordinary share capital (other than the shares which the Acquiring Company already holds) which is made on condition such that if it is satisfied the person making the Offer will have control of the Company; or

8.1.1.2         a general offer to acquire all the shares in the Company of the same class of the shares (other than Shares which the Acquiring Company already holds); or

8.1.2     becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof; or

8.1.3     obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof, the Option Holder may, by agreement with the Acquiring Company, within the periods set out in Rule 8.2 below (and where more than one of such periods shall apply to the same circumstances, within such one of the said periods as the Acquiring Company shall stipulate) release (the “Release”) his Options (the “Old Options”) in consideration of the grant to him of options over shares in the Acquiring Company or in another company within paragraph 38 of Schedule 3 to ITEPA (“New Options”).

8.2   The periods referred to in Rule 8.1 are as follows:-

8.2.1     in a case falling within Rule 8.1.1, the period of six months beginning with the time when the Acquiring Company has obtained control of the Company and any condition subject to which the offer is made is satisfied or waived; and

8.2.2     in a case falling within Rule 8.1.2, the period during which the Acquiring Company remains bound or entitled as mentioned in Rule 8.1.2; and

8.2.3     in a case falling within Rule 8.1.3, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

8.3   The grant of New Options may only take place on the following conditions:-

8.3.1     the shares over which the New Options are granted (the “New Scheme Shares”) comply with the provisions relating to scheme shares contained in paragraphs 18 to 22 inclusive of Schedule 3 of ITEPA;

8.3.2     the total market value, immediately before the Release, of the Shares which were subject to the Old Options is equal to the total market value, immediately after the grant of the New Scheme Shares in respect of which the New Options are granted to the Option Holder;

8.3.3     the total amount payable by the Option Holder for the acquisition of New Scheme Shares on complete exercise of the New Options is equal to the total amount that would have been payable for the acquisition of shares on complete exercise of the Old Options; and

8.3.4     the New Options are otherwise identical in terms to the Old Options.

8.4   The New Options shall, for all the other purposes of this Plan be treated as having been acquired at the same time as the Old Options were or were treated as acquired and “Date of Grant” shall be construed accordingly.

8.5   Any agreement between the Acquiring Company and the Option Holder relating to the Release will be on terms that HM Revenue & Customs shall have previously approved and that the conditions set out in Rule 8.3 above shall have been satisfied in relation thereto with the result that the New Options are treated in accordance with paragraph 39(5) of Schedule 3 to ITEPA, this Plan, and the subsequent application of the provisions of this Plan to the New Options, as if such New Options had been granted at the same time as the Old Options.

8.6   Where the Option Holder releases his Options under Rule 8.1, the New Options granted to him on that Release shall not lapse, and nor shall the Option Holder be entitled to exercise the New Options early under Rule 7, solely by virtue of the circumstances which entitled the Option Holder to effect the Release.

8.7   Where any New Options are granted pursuant to Rule 8.1 the provisions of this Plan shall be read and construed as if:-

8.7.1     references to ‘the Company’ in Rules 5, 6, 7, 8, 9 and 10 were references to the company in respect of whose shares the new rights are granted;

8.7.2     references to ‘Shares’ in Rules 4, 5, 6, 7, 8, 9 and 10 were references to the New Scheme Shares;

8.7.3     references to ‘Option Holder’ in Rules 5, 6, 7, 8, 9 and 10 were references to the persons to whom such rights are granted; and

8.7.4     references to ‘ordinary share capital’ in Rules 7, 8 and 9 were references to the ordinary share capital of such company.

9.                 ADJUSTMENT OF OPTION TERMS

9.1   With the prior approval of HM Revenue & Customs (while the Plan is to remain approved) the number of Shares that are the subject of an Option and/or the Exercise Price in respect thereof may be adjusted in such manner as the compensation committee of the Board confirm in writing to be in their opinion fair and reasonable upon the occurrence of any capitalization issue or offer by way of rights (including an open offer) or upon any sub-division, reduction or consolidation or other variation of the capital of the Company after the date on which the Option is granted provided that the Exercise Price payable on the exercise of an Option to subscribe for Shares shall not be less than a sum equal to the nominal value of a Share.

9.2   If as a result of any issue the Exercise Price under any Option to subscribe for Shares would (but for the proviso contained in Rule 9.1) fall below the nominal value of a Share the Company may, to the extent it is lawful so to do, upon exercise of such Option capitalize reserves to be applied in paying up additional Shares to be allotted to the Option Holder to bring about a full equitable adjustment hereunder.

10.          GENERAL

10.1 The Company shall keep available a sufficient number of unissued Shares and/or have the agreement of other shareholders of the Company to transfer sufficient numbers of the Shares held by them to satisfy the exercise in full of all Options which the Company is liable to satisfy and which for the time being remain capable of being exercised.

10.2 By participating in the Plan the Option Holder accepts that the rights and obligations under the Plan do not form part of the Option Holder’s terms and conditions of employment with the Company or any Subsidiary and the rights and obligations which the Option Holder and the Company or any Subsidiary owe to each other in relation to the Option Holder’s employment will not be affected by participation in the Plan.

10.3 In particular (but without limiting the generality of the Rule 10.2 ) any Option Holder whose employment contract is terminated for whatever reason (including, for the avoidance of doubt, where the contract is terminated by the Company or any Subsidiary in breach of contract) shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed or for the lapse of any right to an Option whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and by participating in the Plan, the Option Holder irrevocably waives any such right.

10.4 Any Options will not count as pay or remuneration when calculating salary related benefits (including pension).

10.5 No term in this Agreement is enforceable under the Contract (Rights of Third Parties) Act 1999 but this does not affect any rights or remedy of a third party which exists or is available apart from the Act.

10.6 Any notice in writing to be given to any Option Holder under the Plan shall be sufficiently given if sent through the post in a prepaid cover addressed to him at his address last known to the Company. An Option Holder shall notify the Company in writing of any change of address. Any notice in writing to be given to the Company shall be properly given if sent to or left at the registered office of the Company, addressed for the attention of the Company Secretary.

10.7 If any matter arises in connection with the Plan or its operation for which provision is not made in these Rules such matter shall be resolved, dealt with or provided for in such manner as the Board shall in its absolute discretion think fit.

10.8 The Plan and the rights and obligations of the Company shall be governed by and construed in accordance with the laws of the State of Delaware provided that nothing contained in this Rule shall be taken to have limited the right of the Company to proceed in the courts of any competent jurisdiction.

11.          MODIFICATIONS TO PLAN

11.1 The Board may from time to time make alterations to these Rules provided always that:

11.1.1   no alteration of a key feature shall have effect until approved by the Board of HM Revenue & Customs (where the Plan is to remain approved) provided that HM Revenue & Customs approval shall not be required in respect of any alteration to any schedule attached hereto. (For this purpose a key feature is one which relates to a provision that is necessary in order to meet the requirements of Schedule 3 to ITEPA); and

11.2.2   no alteration shall be effective which would materially prejudice the interests of Option Holders in relation to Options already granted to them unless the written consent of such Option Holder has been obtained.

11.2 The Board may at any time (without prejudice to the rights of Option Holders under subsisting Options) suspend or terminate the operation of this Plan.

11.3 The Board’s decision on any matter concerning the Plan shall (subject as expressly provided to the contrary in these Rules) be final and binding.

12.          INTERNATIONAL

12.1 Notwithstanding any other provision of this Plan, the Board may from time to time amend or alter the provisions of the Plan and the terms of Options as they may in their absolute discretion consider necessary or desirable to comply with or take account of relevant overseas legal, taxation or securities laws provided that such alterations or amendments shall be made in accordance with the provisions of Rule 11.1.

12.2 Any alteration or amendment to this Plan made in pursuance of Rule 12.1 in relation to the operation of the Plan in a particular jurisdiction shall be contained in a separate Schedule in respect of the operation of the Plan in that jurisdiction to be attached hereto.

PROXY

VIRGIN MEDIA INC.

909 Third Avenue, Suite 2863, New York, New York 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Jacques Kerrest and Bryan H. Hall, and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of Virgin Media Inc. (the “Company”) to be held at 10.15 a.m., local time, on Wednesday, May 16, 2007 at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED,THE PROXY HOLDERS WILL VOTE SUCH SHARES “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 BELOW AND “FOR” EACH OF PROPOSALS 2 AND 3 SET FORTH ON THE REVERSE SIDE OF THIS CARD. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

To change your address, please mark this box and ☐ indicate any changes.	VIRGIN MEDIA INC. P.O. BOX 11089
NEW YORK, N.Y. 10203-0089
To include any comments, please mark this box. ☐

DETACH PROXY CARD HERE

Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

WITHHOLD AUTHORITY
		FOR all	to vote for all
		nominees	nominees listed
		listed below	below	EXCEPTIONS*
1. ELECTION OF DIRECTORS:		☐	☐	☐

Jeffrey D. Benjamin

David Elstein

Gordon McCallum

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions
			For	Against	Abstain
2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.			☐	☐	☐
			For	Against	Abstain
3. APPROVAL OF THE VIRGIN MEDIA 2007 SHARESAVE PLAN.			☐	☐	☐

In the discretion of persons named on the other side, to act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

S C A N L I N E

NOTE: Please sign exactly as your name appears on this card. In case of joint owners, each owner must sign. If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please indicate full title .

Date	Share Owner sign here	Co-Owner sign here